UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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☑   Definitive Proxy Statement
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☐   Soliciting Material Pursuant to §240.14a-12

(Name of Registrant as Specified In Its Charter)
MVC CAPITAL, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 7, 2006

MVC CAPITAL, INC.

NOTICE IS HEREBY GIVEN that the annual meeting (the “Meeting”) of the stockholders of MVC Capital, Inc. (the “Fund”) will be held at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, on September 7, 2006, 12:00 p.m. (Eastern time) for the following purposes:

1. to elect five nominees to serve as members of the Board of Directors of the Fund (“Proposal 1”);

2. to approve an Investment Advisory and Management Agreement between the Fund and The Tokarz Group Advisers LLC (“Proposal 2” and, collectively with Proposal 1, the “Proposals”); and

3. to transact such other business as may properly come before the meeting or any adjournment thereof.

The Proposals are discussed in greater detail in the Proxy Statement attached to this Notice. Stockholders of record at the close of business on July 17, 2006 are entitled to receive notice of and to vote at the Meeting. Each stockholder is invited to attend the Meeting in person. If you cannot be present at the Meeting, we urge you to mark, sign, date and promptly return the enclosed Proxy Card so that the Meeting can be held and a maximum number of shares may be voted. If you received more than one Proxy Card, please be sure to mark, sign, date and return each one.

IT IS IMPORTANT THAT PROXY CARDS BE RETURNED PROMPTLY.

If you do not expect to attend the Meeting, you are urged to mark, sign, date and return without delay the enclosed Proxy Card(s) in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the Meeting. Instructions for the proper execution of the Proxy Card(s) are set forth at the end of the attached Proxy Statement. Instructions for telephone and Internet voting (which may be available to you) are set forth on the enclosed Proxy Card.

A proxy may be revoked at any time before it is exercised by the subsequent execution and submission of a revised proxy, by giving written notice of revocation to the Fund at any time before the proxy is exercised or by voting in person at the Meeting.

By Order of the Board of Directors,

Michael Tokarz
Chairman

August 4, 2006
287 Bowman Avenue
2nd Floor
Purchase, NY 10577

QUESTIONS AND ANSWERS

At the Annual Meeting of Stockholders of the Fund to be held on September 7, 2006, you will have the opportunity to vote on proposals relating to the Fund. We recommend that you carefully read the attached Proxy Statement, which describes the proposals in detail. The following “Questions and Answers” are provided for your convenience.

Q.	What issues am I being asked to vote on at the upcoming meeting on September 7, 2006?

A.	You are being asked to vote on the following two proposals:

• To elect five nominees to serve as members of the Board; and

• To approve an Investment Advisory and Management Agreement between the Fund and The Tokarz Group Advisers LLC (“TTG Advisers”) (the “Advisory Agreement”).

Q.	Why am I being asked to vote on the Advisory Agreement?

A.	Over the past several months, the Fund has been presented with a number of opportunities to manage and invest in various private investment funds and offshore enterprises. However, under its current internal management structure, due to the regulatory and tax constraints on the Fund’s activities (because of its status as a business development company and a “regulated investment company” under the Internal Revenue Code of 1986, as amended), the Fund is restricted in its ability to participate in many of these opportunities.

Accordingly, the Board, in conjunction with management, has been working to develop a structure that would allow the Fund and stockholders to benefit from a broader range of investment and management opportunities. After weighing the options available to the Fund and giving careful consideration to the unique nature of the Fund, including its investment objective and strategy, its status as a business development company and the associated regulatory and tax constraints, management proposed that the Board consider externalizing the Fund’s management. The Board considered, among other things, the Fund’s current internal structure and the complex web of statutory and regulatory restrictions that limit the Fund’s ability to participate in various opportunities. The Board concluded that an externalized structure could better position the Fund to capture additional opportunities for stockholders.

As a result, at an in-person meeting held on May 30, 2006, the Board, including all of the independent directors (Mr. Tokarz recused himself from the determination), unanimously approved the Advisory Agreement between the Fund and TTG Advisers which provides for an external management structure for the Fund.

The Board, including all of the independent directors, recommends that you vote “FOR” the approval of the Advisory Agreement. The Investment Company Act of 1940, as amended, prohibits implementation of the externalization unless stockholders approve the Advisory Agreement.

Q.	What are the benefits of retaining TTG Advisers as the Fund’s investment adviser?

A.	The Board believes that the externalization of the Fund’s management and the retention of TTG Advisers as the Fund’s investment adviser offers a number of potential benefits for the Fund and stockholders, including, for example:

• Increased Opportunities — The potential for increased access to investment opportunities as a result of the increased activities, visibility and resources of the Fund’s management team;

• The Retention and Attraction of Quality Talent — A greater ability for the Fund’s management team to attract and retain the high caliber of talent from which the Fund has been accustomed to receive services during the past two fiscal years;

• Mr. Tokarz’s Continued Service to the Fund — Mr. Tokarz has agreed to serve as the Fund’s Portfolio Manager for the full twenty-four calendar months following the effective date of the Advisory Agreement, absent the occurrence of certain extraordinary events. The Fund has enjoyed significant growth and strong performance during Mr. Tokarz’s service to the Fund. Although past performance is no guarantee of future results, the Board believes that Mr. Tokarz and his team have demonstrated a strong commitment to pursuing the Fund’s investment objective and it would thus be beneficial for the Fund to retain TTG Advisers (which is controlled exclusively by Mr. Tokarz) as the Fund’s investment adviser;

• Continuity of Management — It is currently expected that all of the current employees of the Fund (including the Fund’s investment professionals) will join TTG Advisers and will continue to provide services to the Fund upon implementation of the Advisory Agreement. Thus, implementation of the Advisory Agreement should not disrupt the current management of the Fund; and

• The Spin-Off — The Advisory Agreement provides for the pursuit of a spin-off of a subsidiary of the Fund to all of our stockholders (on a pro-rata basis) (the “Spin-Off”). It is contemplated that this subsidiary would, together with TTG Advisers, own the manager and/or general partner (or managing member) of private investment funds and other vehicles. As a result, our stockholders, as stockholders of the spun-off subsidiary, would have the opportunity to participate in a portion of the revenues generated by these vehicles.

In short, the Board believes that the proposed externalized structure positions the Fund for continued growth and benefits stockholders.

Q:	Is there additional information available describing the contemplated Spin-Off?

A:	Yes, to some extent. The attached Proxy Statement, under the section entitled “Terms of the Advisory Agreement — The Spin-Off of a Subsidiary and Opportunities to Manage Other Entities” contains some further information regarding the Spin-Off, including an illustration depicting the contemplated structure following the Spin-Off. It is important to bear in mind that details regarding the Spin-Off are still being worked on and, as a result, the Board has not yet considered or approved the specific terms of the Spin-Off. If approved, it is expected that the material terms of the Spin-Off will be disclosed in a registration statement filed with the Securities and Exchange Commission. It is possible that the Board may determine not to proceed with the Spin-Off. In this event, the Advisory Agreement would nevertheless be implemented (assuming stockholders approve it) and stockholders may not have an opportunity to participate in the revenues generated by private investment funds managed by TTG Advisers.

Q:	What are the fees proposed to be paid to TTG Advisers under the Advisory Agreement?

A:	Under the Advisory Agreement, the Fund would pay TTG Advisers a fee for investment advisory and management services consisting of two components — a base management fee (generally, 2% of total assets less cash and investments not made in portfolio companies) and an incentive fee. The incentive fee will consist of two parts: (i) one part will be based on our pre-incentive fee net operating income; and (ii) the other part will be based on the capital gains received on our portfolio of securities acquired after November 1, 2003. These compensation components are described, in detail, in the attached Proxy Statement under “Terms of the Advisory Agreement.”

Q:	What impact would the implementation of the Advisory Agreement have on proposed expenses?

A.	Uncertain. Had the Advisory Agreement been in effect during the most recent completed fiscal year (2005), the Fund’s expense ratio (at October 31, 2005, the last completed fiscal year) would have been 3.35%[1] instead of 3.75% under the current internal management structure. Whether expenses increase in future periods depends on a number of factors that are difficult to predict including, for example: (i) the amount of total assets of the Fund; (ii) the amount of assets that would be held in cash and portfolio company investments; (iii) the amount of assets that will be invested pursuant to the Fund’s investment strategy; and (iv) the amount of operating expenses (excluding advisory fees) that are incurred by the Fund.

In an effort to achieve some certainty with regard to the Fund’s expenses, for each of the next two full fiscal years (i.e., fiscal 2007 and 2008), TTG Advisers has agreed to absorb or reimburse operating expenses of the Fund (promptly following the completion of such year), to the extent necessary to limit the Fund’s Expense Ratio (as defined on page 21 of the attached Proxy Statement) for any such year to 3.25% (the “Expense Cap”); provided, however, if, on October 31, 2007, the Fund’s net assets have not increased by at least 5% from October 31, 2006, the dollar value of the Expense Cap shall increase by 5% for fiscal 2008. The Expense Cap is described, in detail, in the attached Proxy Statement under “Terms of the Advisory Agreement — Payment of our expenses.”

1 Assuming a base management fee of 2% and including expenses accrued under the incentive fee.

Q.	How will the appointment of TTG Advisers as the Fund’s investment adviser affect management of the Fund?

A.	Although the externalization involves a restructuring of the Fund, if implemented, the Advisory Agreement should not disrupt the continued management of the Fund by Mr. Tokarz and his team. It is expected that the present investment selection process would continue and that TTG Advisers would seek to provide the Fund with at least the same level, quality and nature of services currently being provided by Mr. Tokarz and his team. In fact, it is currently expected that all of the current employees of the Fund (including the Fund’s investment professionals) will join TTG Advisers and will continue to provide services to the Fund upon implementation of the Advisory Agreement.

Q.	Will Mr. Tokarz continue to be the Fund’s Portfolio Manager?

A.	Mr. Tokarz has agreed to serve as the Fund’s Portfolio Manager for the full twenty-four calendar months following the effective date of the Advisory Agreement, absent the occurrence of certain extraordinary events.

Q.	When would the Advisory Agreement take effect if approved by stockholders?

A.	If stockholders approve the Advisory Agreement at the Meeting (or an adjournment thereof), the agreement would take effect on the later of: (i) November 1, 2006; or (ii) the effective date of the registration of TTG Advisers as an investment adviser with the SEC. At that time, the internal management of the Fund’s portfolio will automatically cease.

Q.	What happens if stockholders do not approve the Advisory Agreement?

A.	If stockholders do not approve the Advisory Agreement at the Meeting (or an adjournment thereof), the Board and Mr. Tokarz would consider alternative courses of action. In this event, the Board will also consider ceasing pursuit of the Spin-Off.

Q.	What happens to the Fund’s current agreement with Mr. Tokarz if the Advisory Agreement is implemented?

A.	Immediately upon the effective date of the Advisory Agreement, Mr. Tokarz’s employment agreement with the Fund, dated November 1, 2003, as extended on October 31, 2005, will be terminated. The obligations of the Fund under the employment agreement would be superseded by those under the Advisory Agreement.

Q:	I am a registered shareholder, how can I vote my shares?

A:	Whether or not you attend the Meeting, you may vote by using one of the following options:

• By mail: Mark, sign and date the enclosed proxy card and return it in the enclosed envelope;

• By phone: Call 1-800-652-VOTE (8638) to vote by phone. Have your control number (located on the signature side of the enclosed proxy card) available for reference. The automatic system will prompt you on how to vote. There is NO CHARGE to you for the call. Do not mail the paper proxy card; or

• By internet: Log on to www.computershare.com/expressvote. Have your control number (located on the signature side of the enclosed proxy card) available for reference. The system will prompt you on how to vote. Do not mail the paper proxy card.

If you attend the Meeting, you may vote in person.

Q:	I am a beneficial holder, how can I vote my shares?

A:	Whether or not you attend the Meeting, you may vote by using one of the following options:

• By mail: Mark, sign and date the enclosed proxy card and return it in the enclosed envelope;

• By phone: See the specific instructions provided to you by your broker; or

• By internet: Log on to www.proxyvote.com.

If you attend the Meeting, you may vote in person.

Q:	Whom should I call for additional information?

A:	Please call the Fund’s investor relations department at (914) 510-9400.

ANNUAL MEETING OF STOCKHOLDERS
OF
MVC CAPITAL, INC.

SEPTEMBER 7, 2006

287 Bowman Avenue
2nd Floor
Purchase, New York 10577
(914) 510-9400

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of MVC Capital, Inc. (the “Fund”) for use at the annual meeting of the stockholders of the Fund (the “Meeting”), to be held at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022, on September 7, 2006, 12:00 p.m. (Eastern time), and at any adjournment thereof. This Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, and the enclosed Proxy Card(s) are expected to be mailed on or about August 4, 2006.

A Proxy Card that is properly executed and returned to the Fund prior to the Meeting will be voted as provided therein at the Meeting and at any adjournment thereof. A proxy may be revoked at any time before it is exercised by the subsequent execution and submission of a revised proxy, by giving written notice of revocation to the Fund at any time before the proxy is exercised or by voting in person at the Meeting. Signing and mailing a Proxy Card will not affect your right to give a later proxy or to attend the Meeting and vote your shares in person.

The Board intends to bring before the Meeting the two proposals that are set forth in the Notice of Annual Meeting of Stockholders and that are described in this Proxy Statement. The persons named as proxies on the enclosed Proxy Card will vote all shares represented by proxies in accordance with the instructions of stockholders as specified on the Proxy Card. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker submits a proxy card with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner nor does it have discretionary power to vote on a particular matter. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. For example, the election of directors is a routine matter while the proposal to approve the Investment Advisory and Management Agreement with The Tokarz Group Advisers LLC (“TTG Advisers”) is a non-routine matter.

With respect to the election of each nominee to serve as a member of the Board (Proposal No. 1), abstentions and broker non-votes will not have any effect on the outcome of Proposal No. 1. With respect to the proposal to approve the Investment Advisory and Management Agreement with TTG Advisers (Proposal No. 2), abstentions and broker non-votes will have the same effect as a negative vote on the outcome of Proposal No. 2.

In addition to soliciting proxies by mail, officers or employees of the Fund may solicit proxies by telephone or in person, without special compensation. The Fund may retain a proxy solicitor to assist in the solicitation of proxies, for which the Fund would pay usual and customary fees.

Most beneficial owners whose shares are held in street name will receive voting instruction forms from their banks, brokers or other agents, rather than the Fund’s Proxy Card. A number of banks and brokerage firms are participating in a program that offers a means to grant proxies to vote shares via the Internet or by telephone. If your shares are held in an account with a bank or broker participating in this program, you may grant a proxy to vote those shares via the Internet or telephonically by using the website or telephone number shown on the instruction form provided to you by your broker or bank.

Only stockholders of record at the close of business on July 17, 2006 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. On the Record Date, 19,092,028 shares of the Fund were outstanding.

Each stockholder of record on the Record Date is entitled to one vote for each share held.

In the event that a quorum is not present at the Meeting or at any adjournment thereof, or in the event that a quorum is present at the Meeting but sufficient votes to approve a proposal are not received, one or more adjournments of the Meeting may be proposed to permit further solicitation of proxies. A stockholder vote may be taken with respect to the Fund on some or all matters before any such adjournment if a quorum is present and sufficient votes have been received for approval. Any adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy.

The Fund’s Annual Report on Form 10-K for the fiscal year ended October 31, 2005 has previously been furnished to the stockholders of the Fund. The report is not to be regarded as proxy-soliciting material. A copy of the Fund’s Annual Report is available on the Fund’s website at www.mvccapital.com and may be obtained without charge, by writing to the Fund at 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577, or by calling toll-free 1-800-426-5523.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, stockholders will vote on a proposal to elect five nominees to serve as directors of the Fund (“Directors”). The nominees include Emilio Dominianni, Gerald Hellerman, Robert Knapp, William Taylor and Michael Tokarz. Each nominee currently is a member of the Board.

The persons named as proxies on the enclosed Proxy Card intend, in the absence of contrary instructions, to vote all proxies they are entitled to vote in favor of the election of the five nominees named above to serve as the Directors. Each of the nominees has consented to stand for election and to serve if elected. If elected, a nominee will serve for a term of one year until the next annual meeting of stockholders after his election. If any nominee should be unable to serve, an event that is not now anticipated, the persons named as proxies will vote for such replacement nominee as may be recommended by the presently serving Directors.

Information regarding the nominees and the officers of the Fund, including brief biographical information, is set forth below.

				(5)
				Number of
				Portfolios in	(6)
				Fund Complex	Other
	(2)	(3)		Overseen by	Directorships
	Positions(s)	Term of Office/	(4)	Director or	Held by Director
(1)	Held with	Length of Time	Principal Occupation(s)	Nominee for	or Nominee for
Name, Address and Age	the Fund	Served	During Past 5 Years	Director	Director

Nominees for Independent Directors
Emilio Dominianni 287 Bowman Avenue 2nd Floor Purchase, NY 10577 Age: 75	Director	1 year/3 years, 5 months	Mr. Dominianni is a retired Partner of, and was Special Counsel to Coudert Brothers LLP, a law firm. He is currently a Director of Stamm International Corporation, Powrmatic Inc., and Powrmatic of Canada Ltd., manufacturers and distributors of heating, ventilating, and air conditioning equipment. He was a Director of American Air Liquide Inc., Air Liquide International Corporation, and a Consultant to Air Liquide America Corp., all manufacturers and distributors of industrial gases, and Mouli Manufacturing Corp., a distributor of kitchen and household products.	None(1)	See column 4

				(5)
				Number of
				Portfolios in	(6)
				Fund Complex	Other
	(2)	(3)		Overseen by	Directorships
	Positions(s)	Term of Office/	(4)	Director or	Held by Director
(1)	Held with	Length of Time	Principal Occupation(s)	Nominee for	or Nominee for
Name, Address and Age	the Fund	Served	During Past 5 Years	Director	Director

Gerald Hellerman 287 Bowman Avenue 2nd Floor Purchase, NY 10577 Age: 68	Director	1 year/3 years, 5 months	Mr. Hellerman has been the Principal of Hellerman Associates, a financial and corporate consulting firm, since the firm’s inception in 1993. He is currently a Director of The Mexico Equity and Income Fund, Inc., a Director and President of Innovative Clinical Solutions, Ltd., a company formerly engaged in clinical trials and physician network management which is currently in liquidation, a Director of FNC Realty Corporation which is developing and operating owned properties and a Director of AirNet Systems Inc. Mr. Hellerman is presently serving as Manager-Investment Advisor for a U.S. Department of Justice Settlement Trust. Mr. Hellerman has served as a Trustee or Director of Third Avenue Value Trust, a Trustee of Third Avenue Variable Series Trust, a Director of Clemente Global Growth Fund, Inc. and a Director of Brantley Capital Corporation.	None(1)	See column 4
Robert Knapp Millenco, L.P. 666 Fifth Avenue, 8th Floor New York, NY 10103 Age: 39	Director	1 year/3 years, 5 months	Mr. Knapp is a Managing Director of Millennium Partners where he specializes in mis-priced assets, turnaround situations, and closed end fund arbitrage. He also is a Director of the Vietnam Opportunity Fund, a Cayman Islands private equity fund listed on the London Stock Exchange, for which Millennium acted as seed investor. Formerly he served as a director for the First Hungary Fund, a Channel Islands private equity fund, and as a Director of the Vietnam Frontier Fund, a Cayman Islands investment company.	None(1)	See column 4
William Taylor 287 Bowman Avenue 2nd Floor Purchase, NY 10577 Age: 63	Director	5 months	Mr. Taylor is a Certified Public Accountant and is currently a Director of Northern Illinois University Foundation and a Trustee of Writers Theatre. From 1976 through May, 2005, Mr. Taylor was a Partner at Deloitte & Touche. From 1997 to 2001 Mr. Taylor was a Director of Deloitte & Touche USA and from 1999 to 2003 Mr. Taylor was a Director of Deloitte Touche Tohmatsu.	None(1)	See column 4

				(5)
				Number of
				Portfolios in	(6)
				Fund Complex	Other
	(2)	(3)		Overseen by	Directorships
	Positions(s)	Term of Office/	(4)	Director or	Held by Director
(1)	Held with	Length of Time	Principal Occupation(s)	Nominee for	or Nominee for
Name, Address and Age	the Fund	Served	During Past 5 Years	Director	Director

Officer and Nominee for Interested Director
Michael Tokarz(2) 287 Bowman Avenue 2nd Floor Purchase, NY 10577 Age: 56	Director, Chairman, and Portfolio Manager	1 year/2 years and 9 months	Mr. Tokarz currently serves as Chairman and Portfolio Manager of the Fund. Mr. Tokarz also is Chairman of The Tokarz Group, a private merchant bank, since 2002. Prior to this, Mr. Tokarz was a senior General Partner and Administrative Partner at Kohlberg Kravis Roberts & Co., a private equity firm specializing in management buyouts. He also currently serves on the corporate boards of Conseco, Inc., is Chairman elect of Walter Industries, Inc., IDEX Corporation, Stonewater Control Systems, Lomonosov, Athleta, Inc. and Apertio Ltd. Mr. Tokarz is an active member of the endowment committee and Board of Trustees of YMCA in Westchester County. He is also a member of the Board of the Warwick Business School in England. He is Chairman elect and is a member of the Board of the University of Illinois Foundation, and serves on its executive committee, investment policy committee and is Chairman of the budget and finance committee; he is also a member of the Venture Capital Subcommittee and serves as a member of the Board of Managers for Illinois Ventures, LLC. Mr. Tokarz also serves as the Chairman of the Illinois Emerging Technology Fund LLC. Mr. Tokarz serves as a director for the following portfolio companies of the Fund: Baltic Motors Corporation, Dakota Growers Pasta Company, Ohio Medical Corporation, Timberland Machines & Irrigation, Inc., Harmony Pharmacy & Health Centers, Inc., and previously served on the Board of Vestal Manufacturing Enterprises, Inc. from April 2004 until July 2005.	None(1)	See column 4

				(5)
				Number of
				Portfolios in	(6)
				Fund Complex	Other
	(2)	(3)		Overseen by	Directorships
	Positions(s)	Term of Office/	(4)	Director or	Held by Director
(1)	Held with	Length of Time	Principal Occupation(s)	Nominee for	or Nominee for
Name, Address and Age	the Fund	Served	During Past 5 Years	Director	Director

Executive Officers
Bruce Shewmaker(3) 287 Bowman Avenue 2nd Floor Purchase, NY 10577 Age: 60	Managing Director	Indefinite term/2 years and 10 months	Until June 2003, Mr. Shewmaker served as Managing Director of Crossbow Ventures Inc., and as a Vice President of Crossbow Venture Partners Corp., the general partner of Crossbow Venture Partners LP, a licensed small business investment company. Mr. Shewmaker also is a co-founder and Director of Infrared Imaging Systems, Inc., a medical devices company. From 1999 to 2001, he was a Managing Director of E*OFFERING Corp., an investment banking firm which merged into Wit SoundView Group in 2000. Mr. Shewmaker served as a director for the following portfolio companies of the Fund: Baltic Motors Corporation and Vestal Manufacturing Enterprises, Inc. from April 2004 until July 2005 and currently serves on the Boards of Foliofn, Inc., ProcessClaims, Inc. and Vendio Services, Inc. Mr. Shewmaker also serves on the Board of VIANY.	None	None
Peter Seidenberg 287 Bowman Avenue 2nd Floor Purchase, NY 10577 Age: 37	Chief Financial Officer	Indefinite term/ 10 months	Mr. Seidenberg joined the Fund in April 2005 after having previously served as a Principal of Nebraska Heavy Industries, where he worked on engagements including serving as the Chief Financial Officer of Commerce One, Inc. Prior to that, Mr. Seidenberg served as the Director of Finance and Business Development and as Corporate Controller for Plumtree Software, Inc. Mr. Seidenberg has also worked at AlliedSignal and several small manufacturing companies, where he held roles in finance and operations. Mr. Seidenberg on behalf of the Fund sits on the board of Ohio Medical Corp.	None	None

				(5)
				Number of
				Portfolios in	(6)
				Fund Complex	Other
	(2)	(3)		Overseen by	Directorships
	Positions(s)	Term of Office/	(4)	Director or	Held by Director
(1)	Held with	Length of Time	Principal Occupation(s)	Nominee for	or Nominee for
Name, Address and Age	the Fund	Served	During Past 5 Years	Director	Director

Scott Schuenke 287 Bowman Avenue 2nd Floor Purchase, NY 10577 Age: 27	Chief Compliance Officer	Indefinite term/1 year and 10 months	Mr. Schuenke served as a Compliance Officer with U.S. Bancorp Fund Services, LLC, from 2002 until he joined MVC Capital, Inc. in 2004. Mr. Schuenke also served as the Secretary of The Mexico Equity & Income Fund, Inc. and Assistant Secretary of Tortoise Energy Infrastructure Corporation during his tenure at U.S. Bancorp Fund Services, LLC. Mr. Schuenke is a Certified Public Accountant.	None	None
Jaclyn Shapiro-Rothchild 287 Bowman Avenue 2nd Floor Purchase, NY 10577 Age: 27	Vice President/ Secretary	Indefinite term/1 year and 9 months Indefinite term/2 years and 7 months	Ms. Shapiro has worked directly for the Fund since June 2002. Prior to that, she was an Associate and Business Manager with Draper Fisher Jurvetson meVC Management Co. LLC, the former investment sub-adviser to the Fund, and an Associate at The Bank Companies (acquired by Newmark & Co. Real Estate), a commercial real estate company.	None	None

(1)	Other than the Fund.

(2)	Mr. Tokarz is an “interested person,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), of the Fund (an “Interested Director”) because he serves as an officer of the Fund.

(3)	Mr. Shewmaker served as Director of the Fund from March 2003 to March 2004.

Board Meetings and Committees

The Board has adopted a charter for each of its Audit, Nominating/Corporate Governance/Strategy and Compensation Committees, as well as a Corporate Governance Policy. The Audit Committee’s charter is annexed hereto as Exhibit B. The Board has also adopted a Code of Ethics that applies to all of the Fund’s employees, officers and directors, as well as a Code of Ethics for Principal Executive and Senior Financial Executives that applies to and has been signed by the Principal Executive Officer and the Chief Financial Officer of the Fund. These materials can be found on the Fund’s website at www.mvccapital.com, and may be obtained by written request to MVC Capital, Inc., c/o Corporate Secretary, 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577. Waivers, if any, of the Fund’s Code of Ethics or Code of Ethics for Principal Executive and Senior Financial Executives would be promptly disclosed on the Fund’s website.

During the fiscal year ended October 31, 2005, the Board held eight (8) meetings. During the last fiscal year, each of the nominees (except for Mr. Taylor who was appointed to the Board on February 23, 2006) attended 100% of the aggregate number of meetings of the Board and any committee of the Board on which such nominee served. Currently, 80% of the Directors are Independent Directors. Mr. Knapp has been appointed by the Independent Directors of the Board to serve as the Presiding Director over executive sessions of non-management directors.

Interested parties should communicate with the Presiding Director or with the non-management directors as a group according to the following procedures established by the Fund for stockholders’ communication with the Board: any communications intended for the Board should be sent to the Fund at the Fund’s address and any such communication will be forwarded to the Board (or applicable Board member) or disclosed to the Board (or applicable Board member) at its next regular meeting.

The Audit Committee’s primary purposes are:

•	oversight responsibility with respect to: (i) the adequacy of the Fund’s accounting and financial reporting processes, policies and practices; (ii) the integrity of the Fund’s financial statements and the independent audit thereof; (iii) the adequacy of the Fund’s overall system of internal controls and, as appropriate, the internal controls of certain service providers; (iv) the Fund’s compliance with certain legal and regulatory requirements; (v) determining the qualification and independence of the Fund’s independent auditors; and (vi) the Fund’s internal audit function, if any; and

•	oversight of the preparation of any report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (“SEC”) for inclusion in the Fund’s annual proxy statement with respect to the election of directors.

The most recent fiscal year of the Fund ended on October 31, 2005. During that fiscal year, the Audit Committee held five (5) meetings. In connection with the Fund’s audited financial statements for the fiscal year ended October 31, 2005, the Audit Committee has: (i) reviewed and discussed with management the Fund’s audited financial statements for the fiscal year ended October 31, 2005; (ii) discussed with Ernst & Young LLP (“E&Y”), the independent auditors of the Fund, the matters required to be discussed by Statements on Auditing Standards (SAS) No. 61 (Codification of Statements on Auditing Standards, AU § 380); (iii) received the written disclosures and a letter from E&Y regarding, and discussed with E&Y, its independence; and (iv) recommended to the Board that the audited financial statements of the Fund for the fiscal year ended October 31, 2005 be included in the Fund’s Annual Report to Stockholders for filing with the SEC.

The current members of the Audit Committee are Messrs. Dominianni, Hellerman and Taylor, each of whom is considered independent under the rules promulgated by the New York Stock Exchange and is not an “interested person,” as defined by the 1940 Act, of the Fund (the “Independent Directors”). Each member of the Audit Committee meets the current independence and experience requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the Board has determined that Mr. Hellerman is an “audit committee financial expert” as defined under Item 401 of Regulation S-K of the 1934 Act. Mr. Hellerman is the Chairman of the Audit Committee.

The Valuation Committee, the principal purpose of which is to determine the fair values of securities in the Fund’s portfolio for which market quotations are not readily available, is currently comprised of Messrs. Dominianni, Hellerman and Knapp. Mr. Knapp is the Chairman of the Valuation Committee. The Valuation Committee held six (6) meetings during the fiscal year ended October 31, 2005.

The Nominating/Corporate Governance/Strategy Committee (the “Nominating Committee”), the principal purposes of which are to consider and nominate persons to serve as Independent Directors and oversee the composition and governance of the Board and its committees and to provide strategic direction with respect to the Fund, is currently comprised of Messrs. Dominianni, Hellerman, Knapp, and Taylor, each of whom is an Independent Director. Mr. Dominianni is the Chairman of the Nominating Committee. The Nominating Committee was established in January 2004.

The Nominating Committee considers director candidates nominated by stockholders in accordance with procedures set forth in the Fund’s By-Laws. The Fund’s By-Laws provide that nominations may be made by any stockholder of record of the Fund entitled to vote for the election of directors at a meeting, provided that such nominations are made pursuant to timely notice in writing to the Secretary. The Nominating Committee then determines the eligibility of any nominated candidate based on criteria described below. To be timely, a stockholder’s notice must be received at the principal executive offices of the Fund not less than 60 days nor more than 90 days prior to the scheduled date of a meeting. A stockholder’s notice to the Secretary shall set forth: (a) as to each stockholder-proposed nominee, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class, series and number of shares of capital stock of the Fund that are owned beneficially by the nominee, (iv) a statement as to the nominee’s citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the 1934 Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the corporation that are owned beneficially by the stockholder. The Fund or the Nominating Committee may require a stockholder who proposes a nominee to furnish any such other information as may reasonably be required by the Fund to determine the eligibility of the proposed nominee to serve as director of the Fund. The Nominating Committee held one (1) meeting during the fiscal year ended October 31, 2005.

In addition, the Nominating Committee considers potential director candidates with input from various sources, which can include: current Directors, members of the management team, or an outside search firm. The Nominating Committee seeks to identify candidates that possess, in its view, strong character, judgment, business experience and acumen. As a minimum requirement, any eligible candidate who is not proposed to serve as an Interested Director (i.e., a candidate who is not employed or proposed to be employed by the Fund) must not be an “interested person,” as defined by the 1940 Act, of the Fund. The Nominating Committee also considers, among other factors, certain other relationships (beyond those delineated in the 1940 Act) that might impair the independence of a proposed Director.

The Compensation Committee, the principal purpose of which is to oversee the compensation of the Independent Directors, is currently comprised of Messrs. Hellerman and Knapp. The Compensation Committee was established in March 2003. The Compensation Committee held one (1) meeting during the fiscal year ended October 31, 2005.

The Board has adopted a policy that encourages all Directors, to the extent reasonable and practicable, to attend the Fund’s annual stockholders’ meetings in person. All of the Directors attended the last annual meeting.

Director and Executive Officer Compensation.

The following table sets forth compensation paid by us in all capacities during the fiscal year ended October 31, 2005 to all of our Directors and our three highest paid executive officers. Our Directors have been divided into two groups — Interested Directors and Independent Directors. The Interested Director is an “interested person” as defined by the 1940 Act. (The Fund is not part of any Fund Complex.)

Compensation Table

		(3)		(5)
	(2)	Pension or	(4)	Total Compensation
	Aggregate	Retirement Benefits	Estimated	from Fund and
(1)	Compensation	Accrued as Part of	Annual Benefits	Fund Complex
Name of Person, Position	from Fund(5)	Fund Expenses(1)	Upon Retirement	Paid to Directors
Interested Director
Michael Tokarz, Chairman and Portfolio Manager	$0	$0	$0	$0
Independent Directors
Emilio Dominianni, Director	$28,500	$0	$0	$28,500
Robert Everett, Director(2)	$32,250	$0	$0	$32,250
Gerald Hellerman, Director	$41,875	$0	$0	$41,875
Robert Knapp, Director	$32,000	$0	$0	$32,000
Executive Officers (who are not directors)
Bruce Shewmaker, Managing Director(3)	$262,000	$0	$0	$0
Frances Spark, Former Chief Financial Officer(4)	$220,000	$0	$0	$0
Jaclyn Shapiro, Vice President and Secretary	$175,000	$0	$0	$0

(1)	Directors do not receive any pension or retirement benefits from the Fund.

(2)	On February 20, 2006, Mr. Everett resigned from the Board. On February 23, 2006, Mr. Taylor was appointed to the Board.

(3)	As of the Annual Meeting of Stockholders on March 29, 2004, Mr. Shewmaker was no longer a member of the Board.

(4)	On October 3, 2005, Ms. Spark resigned from the position of Chief Financial Officer of the Fund and Peter Seidenberg was appointed as the new Chief Financial Officer of the Fund.

(5)	The following table provides detail as to aggregate compensation paid during fiscal 2005 to our three highest paid executive officers:

	Salary	Bonus and Awards
Ms. Spark	$180,000	$40,000
Mr. Shewmaker	$150,000	$112,000
Ms. Shapiro	$135,000	$40,000

During the last fiscal year, each Independent Director was paid an annual retainer of $15,000 ($20,000 for the Chairman of each of the Audit Committee and Valuation Committee) and per-meeting (including Audit Committee and Valuation Committee meetings) fees of $1,250 (subject to a maximum fee of $2,000 per day) or $750 in the case of telephonic meetings (subject to a maximum fee of $2,000 per day) and Nominating Committee and Compensation Committee per-meeting fees of $750. Each Independent Director is also reimbursed by the Fund for reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund.

At a meeting of the Board held on January 31, 2006, the Board along with the Compensation Committee changed the fees payable to Independent Directors and the fees payable to the Chairman of the Audit Committee, Valuation Committee, and Nominating Committee as follows. Each Independent Director is now paid: an annual retainer of $50,000 ($60,000 for the Chairman of the Audit Committee and $55,000 for the Chairman of each of the Valuation Committee and Nominating Committee) for up to five in-person Board meetings and committee meetings per year. In the event that more than five in-person Board meetings and committee meetings occur, each Independent Director will be paid an additional $1,000 for each in-person meeting. Each Independent Director is also reimbursed by the Fund for reasonable out-of-pocket expenses. The Directors do not receive any pension or retirement benefits from the Fund.

Mr. Tokarz, Chairman and Portfolio Manager of the Fund, received no compensation from the Fund during the last fiscal year. Mr. Tokarz has entered into a compensation arrangement with the Fund under which he, as Portfolio Manager, will be compensated by the Fund based upon his positive performance and will be paid the lesser of: (i) 20% of the net income of the Fund for the fiscal year; or (ii) the sum of (a) 20% of the net capital gains realized by the Fund in respect of investments made during his tenure as Portfolio Manager and (b) the amount, if any, by which the Fund’s total expenses for a fiscal year were less than two percent of the Fund’s net assets (determined as of the last day of the period). Any payments to be made shall be calculated based upon the audited financial statements for the Fund for the applicable fiscal year and shall be paid as soon as practicable following the completion of such audit. Mr. Tokarz has determined to allocate a portion of the incentive compensation to certain employees of the Fund. As described under “Proposal 2” below, if Proposal 2 is approved and the Advisory Agreement (as defined in Proposal 2) is implemented, the agreement with Mr. Tokarz would be terminated.

On February 16, 2005, the Fund entered into a sublease for a larger space in the building in which the Fund’s current executive offices are located. The sublease is scheduled to expire on February 28, 2007. Future payments under the sublease total approximately $223,000 in fiscal year 2006 and $75,000 in fiscal year 2007. The Fund’s previous lease was terminated effective March 1, 2005, without penalty. The building in which the Fund’s executive offices are located, 287 Bowman Avenue, is owned by Phoenix Capital Partners, LLC, an entity which is 97% owned by Mr. Tokarz.

Director Equity Ownership

The following table sets forth, as of the Record Date, with respect to each Director and nominee, certain information regarding the dollar range of equity securities beneficially owned in the Fund. The Fund does not belong to a family of investment companies.

(3)
Aggregate Dollar Range of Equity
	(2)	Securities of All Funds Overseen or to
(1)	Dollar Range of Equity	be Overseen by Director or Nominee
Name of Director or Nominee	Securities in the Fund	in Family of Investment Companies

Emilio Dominianni	Over $100,000	Over $100,000
Gerald Hellerman	Over $100,000	Over $100,000
Robert Knapp	Over $100,000 (1)	Over $100,000 (1)
William Taylor	Over $100,000	Over $100,000
Michael Tokarz(2)	Over $100,000	Over $100,000

(1)	These shares are owned by Mr. Knapp directly.

(2)	Mr. Tokarz is an Interested Director of the Fund because he serves as an officer of the Fund.

VOTE REQUIRED

The election of the nominees requires the affirmative vote of a plurality of the votes present or represented by proxy at the Meeting and entitled to vote on the election of the nominees.

The Board recommends a vote “FOR” the election of all of the nominees.

PROPOSAL 2

CONSIDERATION OF THE APPROVAL OF
AN INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BETWEEN THE FUND AND THE TOKARZ GROUP ADVISERS LLC

Background

Over the past several months, the Fund has been presented with a number of opportunities to manage and invest in various private investment funds and offshore enterprises. However, due to the regulatory and tax constraints on the Fund’s activities (both as a business development company and a “regulated investment company” under the Internal Revenue Code of 1986, as amended (the “Code”)), the Fund is restricted in its ability to participate in many of these opportunities. Accordingly, the Board, in conjunction with management, has been working to develop a structure that would allow the Fund and stockholders to benefit from a broader range of investment and management opportunities. After weighing the options available to the Fund and giving careful consideration to the unique nature of the Fund, including its investment objective and strategy, its status as a business development company and the associated regulatory and tax constraints, management proposed that the Board consider externalizing the Fund’s management. The Board concluded that an externalized structure could better position the Fund to capture a number of the described benefits and opportunities for stockholders. In addition, as part of the effort to capture these benefits and opportunities, and in connection with the externalization, the Board authorized the establishment and pursuit of the spin-off of the Subsidiary (as described below under “Terms of the Advisory Agreement — The Spin-Off of a Subsidiary and Opportunities to Manage Other Entities”) that would allow stockholders an opportunity to participate in a portion of the revenues generated from the management of private investment funds and other vehicles by The Tokarz Group Advisers LLC (“TTG Advisers”). As a result, at an in-person meeting held on May 30, 2006, the Independent Directors unanimously approved an investment advisory and management agreement (the “Advisory Agreement”) between the Fund and TTG Advisers which provides for an external management structure for the Fund. (Mr. Tokarz recused himself from making a determination on this matter.)

The 1940 Act requires that stockholders approve the Advisory Agreement in order to implement the externalized structure. Therefore, the Board has determined to submit this Proposal for stockholders’ consideration at this Meeting and recommends that you vote for its approval.

If stockholders approve the Advisory Agreement at this Meeting (or an adjournment thereof), TTG Advisers will commence its performance of the investment advisory and management services with respect to the Fund’s portfolio and management of the Fund effective on the later of: (i) November 1, 2006; or (ii) the effective date of the registration of TTG Advisers as an investment adviser with the SEC (the “Effective Date”). As of the Effective Date, the internal management of the Fund’s portfolio will automatically cease. If stockholders do not approve the Advisory Agreement at this Meeting (or an adjournment thereof), the Board and Mr. Tokarz would consider alternative courses of action. A form of the proposed Advisory Agreement is attached hereto as Exhibit C.

Proposed Externalization

The proposed Advisory Agreement provides that TTG Advisers will act as investment adviser to the Fund, with authority to invest and reinvest the Fund’s property in accordance with the investment objective, policies and limitations set forth in the Fund’s most recent prospectus and such other limitations as are imposed by law or as may be imposed by the Directors from time to time and oversee the administration, recordkeeping and compliance functions of the Fund and/or third parties performing such functions for the Fund. Under this arrangement, it is expected that the present investment selection process would continue. In fact, it is expected that Mr. Tokarz would continue to serve as the primary investment professional responsible for the Fund’s investment decisions and that all the Fund’s current investment professionals would join TTG Advisers and would continue to provide services to the Fund. The plan of externalization should not affect the control which the Directors have, to date, exercised over the affairs of the Fund. For example, the Directors would continue to hold formal quarterly meetings to review the Fund’s affairs, and would receive, at least quarterly, statements from TTG Advisers detailing changes in the Fund’s portfolio. (A description of the Fund’s current internal structure is set forth below under “Present Management.”)

It is the Directors’ belief that an external structure would allow the management team the flexibility necessary to develop and manage various other investment products and thus grow assets under management. As more fully discussed below under “Board Consideration of the Approval of the Advisory Agreement,” the Board believes that growth in the team’s assets under management can provide a number of potential benefits for the Fund and stockholders, including, in particular: (i) the potential for increased access to investment opportunities as a result of the team’s increased activities, visibility and resources; and (ii) a greater ability for the team to attract and retain the high caliber of talent from which the Fund has been accustomed to receive services during the past two fiscal years. Further, as a result of the Spin-Off (which is defined and explained below), the Board recognizes that stockholders could have an opportunity to increase their returns by benefiting directly from a portion of the income generated from certain of the investment products that would be managed by TTG Advisers. In short, the Board believes that the externalized structure positions the Fund for continued growth and benefits our stockholders.

About TTG Advisers

TTG Advisers, which has its principal office at 287 Bowman Avenue, Purchase, New York 10577, was organized to provide investment advisory and management services to the Fund and other investment vehicles. Newly organized as an investment adviser, TTG Advisers is in the process of registering with the SEC. It has no previous operating history. Implementation of the Advisory Agreement is conditioned upon the effective registration of TTG Advisers assuming the Fund’s stockholders approve the Advisory Agreement. Mr. Tokarz would continue to serve as the Fund’s Portfolio Manager assuming stockholders approve the Advisory Agreement. However, instead of performing this function solely in his capacity as an officer of the Fund, he would do so as the controlling member of TTG Advisers, the Fund’s investment adviser. Furthermore, it is currently expected that all of the Fund’s current employees (including the Fund’s investment professionals) will join TTG Advisers and will continue to provide services to the Fund.

Terms of the Advisory Agreement

The following description is qualified in its entirety by reference to the form of proposed Advisory Agreement attached hereto as Exhibit C. Under the terms of the Advisory Agreement, TTG Advisers will determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective portfolio companies), close and monitor the investments we make, determine the securities and other assets that we purchase, retain or sell and oversee the administration, recordkeeping and compliance functions of the Fund and/or third parties performing such functions for the Fund. TTG Advisers’ services under the Advisory Agreement are not exclusive, and it may furnish similar services to other entities.

Pursuant to the Advisory Agreement, the Fund would pay TTG Advisers a fee for investment advisory and management services consisting of two components — a base management fee and an incentive fee.

The base management fee will be calculated at an annual rate of 2% of our total assets (excluding cash and the value of any investment by the Fund not made in a portfolio company (“Non-Eligible Assets”), but including assets purchased with borrowed funds that are not Non-Eligible Assets) (the “Base Management Fee”). The Base Management Fee will be payable quarterly in arrears. The Base Management Fee will be calculated based on the value of our total assets (excluding Non-Eligible Assets, but including assets purchased with borrowed funds that are not Non-Eligible Assets) at the end of the most recently completed fiscal quarter. Base Management Fees for any partial month or quarter will be appropriately pro rated.

The incentive fee will be comprised of the following two parts:

One part will be calculated and payable quarterly in arrears based on our pre-incentive fee net operating income. Pre-incentive fee net operating income means interest income, dividend income and any other income (including any other fees to the Fund and MVC Financial Services, Inc. (“MVCFS”), the Fund’s wholly-owned subsidiary, such as directors’, commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus the Fund’s and MVCFS’ operating expenses for the quarter (including the Base Management Fee and any interest expense and dividends paid on any outstanding preferred stock, but excluding the incentive fee (whether paid or accrued)). Pre-incentive fee net operating income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that we have not yet received in cash. TTG Advisers will not be under any obligation to reimburse us for any part of the incentive fee it received that was based on accrued income that we never receive as a result of a default by an entity on the obligation that resulted in the accrual of such income.

Pre-incentive fee net operating income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a quarter where we incur a loss. For example, if we receive pre-incentive fee net operating income in excess of the hurdle rate (explained below) for a quarter, we will pay the applicable incentive fee even if we have incurred a loss in that quarter due to realized and unrealized capital losses.

Pre-incentive fee net operating income, expressed as a rate of return on the value of our net assets at the end of the immediately preceding fiscal quarter, will be compared to a fixed “hurdle rate” of 1.75% per fiscal quarter. If market interest rates rise, we may be able to invest our funds in debt instruments that provide for a higher return, which would increase our pre-incentive fee net operating income and make it easier for TTG Advisers to surpass the fixed hurdle rate and receive an incentive fee based on such net operating income. Our pre-incentive fee net operating income used to calculate this part of the incentive fee is also included in the amount of our total assets (excluding Non-Eligible Assets, but including assets purchased with borrowed funds that are not Non-Eligible Assets) used to calculate the 2% Base Management Fee.

Under the Advisory Agreement, it is proposed we pay TTG Advisers an incentive fee with respect to our pre-incentive fee net operating income in each fiscal quarter as follows:

•	no incentive fee in any fiscal quarter in which our pre-incentive fee net operating income does not exceed the hurdle rate;

•	100% of our pre-incentive fee net operating income with respect to that portion of such pre-incentive fee net operating income, if any, that exceeds the hurdle rate but is less than 2.1875% in any fiscal quarter. We refer to this portion of our pre-incentive fee net operating income (which exceeds the hurdle rate but is less than 2.1875%) as the “catch-up.” The “catch-up” is meant to provide our investment adviser with 20% of our pre-incentive fee net operating income as if a hurdle rate did not apply if this net operating income exceeds 2.1875% in any fiscal quarter; and

•	20% of the amount of our pre-incentive fee net operating income, if any, that exceeds 2.1875% in any fiscal quarter.

These calculations are appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.

The second part of the incentive fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the Advisory Agreement, as of the termination date), commencing with the fiscal year ending on October 31, 2007, and will equal 20% of: (i) the Fund’s aggregate net realized capital gains, during such fiscal year, on the Fund’s investments made after November 1, 2003 (the “Fund’s New Portfolio”) (exclusive of any realized gains subject to an SPV Incentive Allocation, as defined below); minus (ii) the cumulative aggregate unrealized capital depreciation of the Fund’s New Portfolio calculated from November 1, 2003. For purposes of this calculation, neither the Fund’s contribution of an investment to a Subsidiary (as defined below) nor the Fund’s distribution of an investment to the Fund’s stockholders shall be deemed to be a realization event.

In addition, the Fund proposes to authorize TTG Advisers to create or arrange for the creation of one or more special purpose vehicles for which it may serve as the general partner or managing member for purposes of making investments on behalf of the Fund (each, an “SPV”). It is proposed that TTG Advisers, in its role as the general partner or managing member of an SPV, receive an incentive allocation equal to 20% of the net profits of the SPV (the “SPV Incentive Allocation”). In no event would any SPV Incentive Allocation received by TTG Advisers cause the total compensation received by TTG Advisers under the Advisory Agreement to exceed the limits imposed by the Investment Advisers Act of 1940, as amended.

Notwithstanding the foregoing, in no event shall the sum of the Capital Gains Fee and the SPV Incentive Allocation, if any, for any fiscal year exceed: (i) 20% of (a) the Fund’s cumulative realized capital gains on the Fund’s investments (the “Fund’s Total Portfolio”) (including any realized gains attributable to an SPV Incentive Allocation), minus (b) the sum of the Fund’s cumulative realized capital losses on, and aggregate unrealized capital depreciation of, the Fund’s Total Portfolio; minus (ii) the aggregate amount of Capital Gains Fees paid and the value of SPV Incentive Allocations made in all prior years (the “Cap”). For purposes of calculating the Cap: (i) the initial value of any investment held by the Fund on November 1, 2003 shall equal the fair value of such investment on November 1, 2003; and (ii) the initial value of any investment made by the Fund after November 1, 2003 shall equal the accreted or amortized cost basis of such investment. Furthermore, in the event that the Capital Gains Fee for any fiscal year exceeds the Cap (“Uncollected Capital Gains Fees”), all or a portion of such amount shall be accrued and payable to TTG Advisers following any subsequent fiscal year in which the Advisory Agreement is in effect, but only to the extent the Capital Gains Fee, plus the amount of Uncollected Capital Gains Fees, each calculated as of the end of such subsequent fiscal year, do not exceed the Cap. Any remaining Uncollected Capital Gains Fees shall be paid following subsequent fiscal years in accordance with the same process, provided the Advisory Agreement is in effect during such fiscal year.

Examples of Incentive Fee Calculations

Example 1: Income Related Portion of Incentive Fee(1):

Assumptions

•	Hurdle rate(2) = 1.75%

•	Management fee(3) = 2.00%

•	Other expenses (legal, accounting, custodian, transfer agent, etc.)(4) = maximum value of 3.25% of the Fund’s average net asset value including management fee

Alternative 1

Additional Assumptions

•	Operating income (including interest, dividends, fees, etc.) = 4.00%

•	Pre-incentive fee net operating income (operating income − (management fee + other expenses)) = .075%

Pre-incentive fee net operating income does not exceed hurdle rate, therefore there is no incentive fee.

Alternative 2

Additional Assumptions

•	Operating income (including interest, dividends, fees, etc.) = 5.25%

•	Pre-incentive fee net operating income (operating income − (management fee + other expenses)) = 2.00%

Pre-incentive fee net operating income exceeds hurdle rate, therefore there is an incentive fee.

Incentive Fee

=	100% × “Catch-Up” + the greater of 0% AND (20% ×(pre-incentive fee net operating income − 2.1875%)

=	(100% × (2.00% − 1.75%)) + 0%

=	0.25%

Alternative 3

Additional Assumptions

•	Operating income (including interest, dividends, fees, etc.) = 6.00%

•	Pre-incentive fee net operating income (operating income − (management fee + other expenses)) = 2.75%

Pre-incentive fee net operating income exceeds hurdle rate, therefore there is an incentive fee.

Incentive Fee

=	100% × “Catch-Up” + the greater of 0% AND (20% × (pre-incentive fee net operating income − 2.1875%)

=	(100% × (2.1875% − 1.75%)) + (20% × (2.75% − 2.1875%))

=	0.4375% + (20% × 0.5625%)

=	0.4375% + 0.1125%

=	0.55%

(1)	The hypothetical amount of pre-incentive fee net operating income shown is based on a percentage of total net assets.

(2)	Represents 1.75% annualized hurdle rate.

(3)	Represents 2.00% annualized management fee.

(4)	Excludes offering expenses.

  Example 2: Capital Gains Portion of Incentive Fee

  Assumptions

Year 1 of the Advisory Agreement:

$20 million investment made in Company A (“Investment A”), and $30 million investment made in Company B (“Investment B”).

Legacy Investment I (“Legacy I”) is assumed from prior management and has a cost basis of $5 million, and had a fair market value (“FMV”) of $2 million at November 1, 2003.

Legacy Investment II (“Legacy II”) is assumed from prior management and has a cost basis of $3 million, and had a FMV of $0 at November 1, 2003.

Year 2 of the Advisory Agreement:

Investment A is sold for $50 million, FMV of Investment B is $32 million, FMV of Legacy I is $0 and FMV of Legacy II is $2 million.

Year 3 of the Advisory Agreement:

FMV of Investment B is $32 million, Legacy I is written off for no proceeds and a $5 million loss is realized and FMV of Legacy II is $2 million.

Year 4 of the Advisory Agreement:

Investment B is sold for $32 million and Legacy II is sold for $5 million.

	Compensation Calculation	Cap Calculation	Actual Payout
	(20% of: net realized capital gains, during the fiscal year, on the Fund’s New Portfolio minus the aggregate unrealized capital depreciation on the Fund’s New Portfolio calculated from November 1, 2003)	((a) 20% of (i) cumulative net realized capital gains, calculated based on the FMV of investments on November 1, 2003 for investments made prior to that date and on accreted/amortized cost for those investments made after November 1, 2003, on the Fund’s Total Portfolio minus (ii) the cumulative unrealized capital depreciation on the Fund’s Total Portfolio calculated based on the FMV of investments on November 1, 2003 for investments made prior to that date and on accreted/amortized cost for those investments made after November 1, 2003; minus, (b) the aggregate amount of Capital Gains Fees paid in all prior years)	(the Compensation Calculation plus any uncollected fees to the extent they do not exceed the Cap Calculation)
Year 1	20% of: ($0 realized capital gains on the Fund’s New Portfolio minus $0 realized losses on the Fund’s New Portfolio) minus ($0 aggregate unrealized capital depreciation on the Fund’s New Portfolio) = $0	(a) 20% of (i) ($0 cumulative net realized capital gains on the Fund’s Total Portfolio), minus (ii) ($2 million cumulative unrealized capital depreciation (based on Legacy I’s FMV value at 11/1/03) on the Fund’s Total Portfolio); minus, (b) ($0 in Capital Gains Fees paid in all prior years) = $(2 million)	$0
Year 2	20% of: ($30 million realized capital gains on the Fund’s New Portfolio minus $0 realized losses on the Fund’s New Portfolio) minus ($0 aggregate unrealized capital depreciation on the Fund’s New Portfolio) = $6 million	(a) 20% of (i) ($30 million cumulative net realized capital gains on the Fund’s Total Portfolio) minus (ii) ($2 million cumulative unrealized capital depreciation (based on Legacy I’s FMV value at 11/1/03) on the Fund’s Total Portfolio); minus, (b) ($0 in Capital Gains Fees paid in all prior years) = $5.6 million	$5.6 million ($400,000 (i.e., the Compensation Calculation minus the Cap Calculation) is uncollected)

	Compensation Calculation	Cap Calculation	Actual Payout
Year 3	20% of: ($0 realized capital gains on the Fund’s New Portfolio minus $0 realized losses on the Fund’s New Portfolio) minus ($0 aggregate unrealized capital depreciation on the Fund’s New Portfolio) = $0	(a) 20% of (i) ($28 million cumulative net realized capital gains on the Fund’s Total Portfolio ($30 million on Investment A and a realized loss of $2 million on Legacy I based on the FMV on 11/1/2003)) minus (ii) ($0 cumulative unrealized capital depreciation on the Fund’s Total Portfolio); minus, (b) ($5.6 million in Capital Gains Fees paid in all prior years) = $0	$0 ($400,000 earned in Year 2 remains uncollected)
Year 4	20% of: ($2 million realized capital gains on the Fund’s New Portfolio minus $0 realized losses on the Fund’s New Portfolio) minus ($0 aggregate unrealized capital depreciation on the Fund’s New Portfolio) = $400,000	(a) 20% of (i) ($35 million cumulative net realized capital gains on the Fund’s Total Portfolio ($30 million on Investment A, a $2 million realized gain on Investment B, a $5 million realized gain on Legacy II based on the FMV on 11/1/2003 and a realized loss of $2 million on Legacy I based on the FMV on 11/1/2003)) minus (ii) ($0 cumulative unrealized capital depreciation on the Fund’s Total Portfolio); minus, (b) ($5.6 million in Capital Gains Fees paid in all prior years) = $1.4 million	$800,000 ($400,000 earned in Year 4 and the $400,000 that was uncollected in Year 2 is paid out.)

Had the Advisory Agreement been in effect during the last fiscal year ended October 31, 2005, the Fund would have incurred approximately $2.1 million in Base Management Fees and accrued approximately $1.1 in incentive fees or approximately 6% less than the approximate $3.5 million that the Fund accrued and paid last year with respect to salaries, bonuses and benefits for employees and the provisional expense relating to Mr. Tokarz’s present agreement with the Fund.

Payment of our expenses

All investment professionals of TTG Advisers and its staff, when and to the extent engaged in providing services required to be provided by TTG Advisers under the Advisory Agreement, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by TTG Advisers and not by the Fund, except that costs or expenses relating specifically to items identified in the next sentence shall be borne by the Fund. The Fund will bear all costs and expenses of its operations and transactions, including, without limitation, those relating to: (i) the cost and expenses of any independent valuation firm; (ii) expenses incurred by TTG Advisers payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on its prospective portfolio companies, provided, however, the retention by TTG Advisers of any third party to perform such services shall require the advance approval of the Board (which approval shall not be unreasonably withheld) if the fees for such services are expected to exceed $30,000; once the third party is approved, any expenditure to such third party will not require additional approval from the Board; (iii) interest payable on debt, if any; (iv) offerings of the Fund’s common stock and other securities; (v) investment advisory and management fees; (vi) fees and payments due under any administration agreement between the Fund and its administrator; (vii) transfer agent and custodial fees; (viii) federal and state registration fees; (ix) all costs of registration and listing the Fund’s shares on any securities exchange; (x) federal, state and local taxes; (xi) independent directors’ fees and expenses; (xii) costs of preparing and filing reports or other documents required by governmental bodies (including the SEC); (xiii) costs of any reports, proxy statements or other notices to stockholders, including printing and mailing costs; (xiv) the cost of the Fund’s fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xv) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, independent auditors and outside legal costs; (xvi) the costs and expenses associated with the establishment of an SPV; (xvii) the allocable portion of the cost (excluding office space) of the Fund’s Chief Financial Officer, Chief Compliance Officer and Secretary in an amount not to exceed $100,000, per year, in the aggregate; and (xviii) all other expenses incurred by the Fund in connection with administering the Fund’s business. Notwithstanding the foregoing, absent the consent of the Board, any fees or income earned, on the Fund’s behalf, by any officer, director, employee or agent of TTG Advisers in connection with the monitoring or closing of an investment or disposition by the Fund or for providing managerial assistance to a portfolio company (e.g., serving on the board of directors of a portfolio company) shall inure to the Fund.

In addition, for each of the next two full fiscal years (i.e., fiscal 2007 and 2008), TTG Advisers has agreed to absorb or reimburse operating expenses of the Fund (promptly following the completion of such year), to the extent necessary to limit the Fund’s Expense Ratio for any such year to 3.25% (the “Expense Cap”); provided however, if, on October 31, 2007, the Fund’s net assets have not increased by at least 5% from October 31, 2006, the dollar value of the Expense Cap shall increase by 5% for fiscal 2008. For purposes of this paragraph, the Fund’s “Expense Ratio” shall be calculated as of October 31 of any such year and mean: (i) the consolidated expenses of the Fund (which expenses shall include any amounts payable to TTG Advisers under the Base Management Fee, but shall exclude the amount of any interest, taxes, incentive compensation, and extraordinary expenses (including, but not limited to, any legal claims and liabilities and litigation costs and any indemnification related thereto, and the costs of any spin-off or other similar type transaction contemplated by the Advisory Agreement)), as a percentage of (ii) the average net assets of the Fund (i.e., average consolidated assets less average consolidated liabilities) during such fiscal year as set forth in the Fund’s financial statements contained in the Fund’s annual report on Form 10-K.

Below is a table depicting: (i) the Fund’s actual expense ratio for the fiscal year ended October 31, 2005 and the period November 1, 2005 to April 30, 2006; and (ii) restated, pro forma, expense ratios for those periods that assume implementation of the Advisory Agreement at the beginning of the fiscal year (November 1, 2004).

			November 1, 2005 Through
	Fiscal 2005		April 30, 2006
	Historical	Pro Forma	Historical	Pro Forma

Net Assets as of the End of Period	198,739,000	198,739,000	217,621,516	217,621,516
Operating Expenses
Employee Salaries, Bonuses and Benefits	2,336,242	—	1,397,390	—
Base Management Fee at 2%	—	2,134,773	—	1,713,448
Accrued Incentive Fees	1,117,328	1,117,328	3,556,186	3,556,186
Other Expenses	3,051,379	2,566,959	1,776,099	1,443,285

Total Operating Expenses	6,504,949	5,819,060	6,729,675	6,712,919
Ratio of Total Operating Expenses* to Average Net Assets	3.75%	3.35%	6.58%	6.57%
Ratio of Total Operating Expenses* to Average Net Assets (excluding accrued Incentive Fees)	3.10%	2.70%	3.10%	3.09%

*	Period data is annualized

There is no assurance that the comparative unaudited results shown above would remain the same in the future. In fact, the Advisory Agreement could result in comparatively higher expenses. Whether expenses increase in future periods depends on a number of factors that are difficult to predict including, for example: (i) the amount of total assets of the Fund; (ii) the amount of assets held in cash and portfolio company investments; (iii) the amount of assets that will be invested pursuant to the Fund’s investment strategy; and (iv) the amount of operating expenses (excluding advisory fees) that are incurred by the Fund. This is particularly true, as the Fund converts cash to portfolio investments in future quarters because, under the Advisory Agreement, management fees are paid based on assets invested (excluding cash). Thus, these fees would increase.

Indemnification

The Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, TTG Advisers, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (collectively, the “Indemnified Parties”) are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of TTG Advisers’ services under the Advisory Agreement or otherwise as an investment adviser of the Fund. In addition, TTG Advisers has agreed to indemnify the Fund for losses or damages arising out of the willful misfeasance, bad faith or gross negligence in the performance of an Indemnified Party’s duties or by reason of the reckless disregard of its duties and obligations under the Advisory Agreement.

The Spin-Off of a Subsidiary and Opportunities to Manage Other Entities

As consideration for the Fund entering into the Advisory Agreement, TTG Advisers has acknowledged the parties’ objective of having the Fund’s stockholders participate in a portion of the revenues generated by private investment funds managed by TTG Advisers. The Advisory Agreement provides for the pursuit of a spin-off of a subsidiary of the Fund (a “Subsidiary”) to all of our stockholders (on a pro-rata basis) (the “Spin-Off”). It is contemplated that this Subsidiary would, together with TTG Advisers, own (directly or indirectly) the manager and/or general partner (or managing member) of private investment funds and other vehicles (a “Private Fund General Partner”). As a result, our stockholders, as stockholders of the spun-off Subsidiary, may have the opportunity to participate in a portion of the management fees and incentive compensation generated by these vehicles. Further, the Advisory Agreement provides that a Private Fund General Partner would be a general partner (or managing member) of any private investment fund or other pooled investment vehicle formed by TTG Advisers that has an investment objective of investing in Targeted Investments (as defined below).

The illustrations below depict the proposed structure of the Fund before and after the Spin-Off.

Before Spin-Off

After Spin-Off

Under this structure, Private Fund General Partners would be entitled to the entire portion of incentive allocations made by the investment funds they serve (provided that, a portion of the allocation may be allocated to third parties not affiliated with, and independent of, TTG Advisers). It has not yet been determined the extent to which the Subsidiary would share the revenues generated from any Private Fund General Partner and this percentage may vary depending on the nature and size of the vehicles to be managed, among other factors. Furthermore, the Board recognizes that following the Spin-Off, the Subsidiary may offer its shares to investors other than the Fund’s stockholders which could potentially have the effect of diluting our stockholders’ participation in the revenue generated by Private Fund General Partners.

Following the Spin-Off, the Subsidiary would be expected to operate as a public company subject to the oversight and control of a board of directors, a majority of whose members would be independent of TTG Advisers. Details regarding the Spin-Off are in the process of being considered and its specific terms will be subject to the due diligence of, and the consideration and approval by, the Board. It is expected that the material terms will be disclosed in a registration statement filed with the SEC. However, there can be no assurance that the Board will approve the specific terms of the Spin-Off. As a result, it is possible that the Board may determine not to proceed with the Spin-Off. In this event, the Advisory Agreement will be implemented (assuming stockholders approve it) and stockholders may not have an opportunity to participate in revenue generated by private investment funds managed by TTG Advisers. Additionally, in the event the Fund’s stockholders do not approve the Advisory Agreement, it is unlikely that the Board would approve the Spin-Off as described.

Under the terms of the Advisory Agreement (and as contemplated by the Spin-Off), TTG Advisers will not be prohibited from managing other funds. Nevertheless, TTG Advisers has agreed not to undertake any conflicting duties of loyalty which would affect its prior fiduciary duty to the Fund. Further, for a period of five years from the Effective Date (unless the Advisory Agreement ceases to be in effect), TTG Advisers has agreed to give the Fund 30 days’ advance notice in writing of any proposed undertaking by it of material significance (including the taking on of any new clients) and to provide the Fund and the Independent Directors with all information relevant to a determination of the effect of such undertaking on TTG Advisers’ ability to carry out its obligations to the Fund under the Advisory Agreement. Additionally, during this period, TTG Advisers has agreed that, absent the consent of the Board, it will not manage another business development company, a private equity fund or other similar vehicle with the investment objective of: (i) investing in mezzanine and debt securities; or (ii) making equity or other “non-debt” investments that are (a) at the time of the formation of the vehicle, expected to be equal to or less than the lesser of 10% of the Fund’s net assets or $25 million; and (b) issued by U.S. companies with less than $150 million in revenues (“Targeted Investments”). Furthermore, the Fund and TTG Advisers have agreed that, so long as the Advisory Agreement or any extension, renewal or amendment remains in effect, TTG Advisers will be the only investment adviser for the Fund, subject to TTG Advisers’ right to enter into sub-advisory agreements (in accordance with the requirements under the 1940 Act). TTG Advisers assumes no responsibility under the Advisory Agreement other than to render the services called for by the Advisory Agreement.

Principal Executive Officers

The following individual is the principal executive officer of TTG Advisers. The principal business address of such person is 287 Bowman Avenue, Purchase, New York 10577.

Name	Position	Principal Occupation

Michael Tokarz	Chief Executive Officer	The principal occupations of Mr. Tokarz are set forth under “Election of Directors” in Proposal 1

Duration and Termination of Agreement

This Advisory Agreement shall remain in effect for two years after the Effective Date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Fund; and (ii) the vote of a majority of the Fund’s directors who are not parties to the Advisory Agreement and are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of either the Fund or TTG Advisers, in accordance with the requirements of the 1940 Act. The Advisory Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by: (i) TTG Advisers in the event (a) a majority of the current Independent Directors cease to serve as Directors of the Fund or (b) the Fund undergoes a change in “control” (as such term is defined by Section 2(a)(9) of the 1940 Act) not caused by TTG Advisers; (ii) TTG Advisers, following the initial two year term of the Advisory Agreement; (iii) by the vote of the stockholders holding a “majority of the outstanding voting securities” of the Fund (as such term is defined by Section 2(a)(42) of the 1940 Act); or (iv) by the action of the Fund’s Directors. Furthermore, the Advisory Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Mr. Tokarz’s Commitment to the Fund

TTG Advisers has represented that it will enter into an agreement with Mr. Tokarz pursuant to which Mr. Tokarz will agree to serve as the portfolio manager primarily responsible for the day-to-day management of the Fund’s portfolio for the full twenty-four calendar months following the Effective Date, absent the occurrence of certain extraordinary events. In addition, the Fund and TTG Advisers have acknowledged that Mr. Tokarz is the current Portfolio Manager of the Fund and TTG Advisers has covenanted that throughout the term of the Advisory Agreement it will not undertake any action that would cause Mr. Tokarz to cease to serve as the Fund’s primary Portfolio Manager, including, without limitation, transferring any controlling interest in TTG Advisers to another entity or person. In addition, the Fund and TTG Advisers have acknowledged that Mr. Tokarz has entered into an agreement with the Fund pursuant to which Mr. Tokarz and the Fund have agreed that, upon the Effective Date, Mr. Tokarz’s employment agreement with the Fund, dated November 1, 2003, as extended on October 31, 2005, shall immediately be terminated and any outstanding obligation under that agreement shall be superseded by those under the Advisory Agreement.

Allocation of Investment Opportunities

It is expected that the Fund will adopt an allocation policy that requires, absent the consent of the Board, TTG Advisers to allocate investment opportunities sourced by it or a person or entity affiliated with it, to the Fund consistent with the Fund’s stated investment objective (as may be amended from time to time consistent with applicable law). Specifically, under this policy, absent the consent of the Board, TTG Advisers would allocate to the Fund all investment opportunities in Targeted Investments. It is expected, however, that the policy would permit any private investment fund that is managed or co-managed by TTG Advisers and a person or entity not affiliated with TTG Advisers or the Subsidiary to make an investment, without regard to the Fund, if such investment is sourced by a person or entity not affiliated with TTG Advisers and the Subsidiary. Further, TTG Advisers shall not have an obligation to seek the consent of the Board nor be required to allocate “Control Investments” to the Fund, provided such investment is allocated, in its entirety, to a Subsidiary. For these purposes, a “Control Investment” shall mean any equity investment where the investor holds a majority of the outstanding “voting securities” (as defined by the 1940 Act) of the relevant company.

The Board’s Considerations

At an in-person meeting held on May 30, 2006, all of the Independent Directors (Mr. Tokarz recused himself from making a determination on this matter), voted to approve the Advisory Agreement, including the externalization plan and recommended that stockholders approve such agreement. The Independent Directors had the opportunity to consult in an executive session with counsel to the Independent Directors regarding the approval of the Advisory Agreement. In reaching a decision to approve the Advisory Agreement, the Independent Directors reviewed a significant amount of information and considered, among other things:

(i) the nature, extent and quality of the advisory and other services proposed to be provided to the Fund by TTG Advisers;

(ii) the investment performance of the Fund and Mr. Tokarz and his team;

(iii) the potential for additional benefits to be derived by TTG Advisers and its affiliates as a result of our relationship with TTG Advisers;

(iv) TTG Advisers’ estimated pro forma profitability with respect to managing the Fund;

(v) the costs of the services to be provided by TTG Advisers (including management fees, incentive fees and expense ratios) and estimated profits expected to be realized by TTG Advisers; and

(vi) the potential for economies of scale.

In particular, all of the Independent Directors considered the following:

Nature, Extent and Quality of Services.  The Independent Directors considered TTG Advisers’ representation that the nature, quality and level of services proposed to be provided by TTG Advisers under the Advisory Agreement would be at least the same as those being provided currently to the Fund by Mr. Tokarz and the internal management team. The Independent Directors considered that all of the Fund’s current investment professionals would be joining TTG Advisers and would continue to provide services to the Fund. The Independent Directors considered representations that Mr. Tokarz would continue to serve as the primary portfolio manager responsible for the Fund’s investment decisions. The Independent Directors examined the proposed organizational structure of TTG Advisers and its proposed financial resources. The Independent Directors considered the experience of the proposed members of TTG Advisers’ management team, noting that each has been involved with the management of the Fund and its portfolio companies and has prior experience in connection with the types of investments proposed to be made by us, including such personnel’s network of relationships with intermediaries focused on small and middle-market companies. The Independent Directors accorded weight to the fact that, although the externalization involves a restructuring of the Fund, if implemented, the Advisory Agreement should not disrupt the continued management of the Fund. In addition, the Independent Directors considered the other terms and conditions of the Advisory Agreement, including TTG Advisers’ representation that it will enter into an agreement with Mr. Tokarz pursuant to which Mr. Tokarz will agree to serve as the portfolio manager primarily responsible for the day-to-day management of the Fund’s portfolio for the full twenty-four calendar months following the Effective Date, absent the occurrence of certain extraordinary events. In this regard, the Independent Directors took into account that the Advisory Agreement provides that TTG Advisers may only terminate the agreement, at any time: (i) under circumstances where (a) a majority of the current Independent Directors ceases to serve as Directors of the Fund; or (b) the Fund undergoes a change in “control” (as such term is defined by Section 2(a)(9) of the 1940 Act) not caused by TTG Advisers; or (ii) following the initial two year term of the Advisory Agreement. The Independent Directors concluded that the substantive terms of the Advisory Agreement, including the services to be provided, are generally similar to those of comparable business development companies described in the market data then available and that it would be difficult to obtain similar services from other third party services providers.

Investment Performance.  Because TTG Advisers is newly formed, the Directors did not consider the investment performance of TTG Advisers. The Directors, however, accorded significant weight to the performance of the Fund since Mr. Tokarz and his team assumed their responsibilities in November 2003 and to the representation that all of the Fund’s current employees (including the Fund’s investment professionals) are expected to join TTG Advisers and continue their service to the Fund upon the implementation of the Advisory Agreement. In this regard, the Independent Directors compared the investment performance of the Fund, since November 2003, to the investment performance of the S&P 500 Index as well as other business development companies.

Additional Benefits Derived by TTG Advisers.  The Independent Directors also took into account the benefits of externalization to TTG Advisers, particularly that it would allow TTG Advisers greater flexibility to manage other funds and thus grow the assets under the team’s management. In this regard, the Independent Directors accorded weight to the benefits that could potentially flow to the Fund and the Fund’s stockholders from increased assets under management including, in particular, those described above under “Proposed Externalization.” The Independent Directors also considered that Mr. Tokarz’s current arrangement with the Fund does not prohibit him or members of his team from managing other funds. In this regard, the Independent Directors accorded weight to TTG Advisers’ representation that it would seek to provide the Fund with at least the same level, quality and nature of services currently being provided. The Independent Directors also considered that for a period of five years from the Effective Date, TTG Advisers must provide 30 days’ advance written notice to the Independent Directors before taking on any assignment of material significance (including the taking on of any new clients). The Independent Directors also considered TTG Advisers’ representation that it would not manage a business development company, a private equity fund or other similar vehicle with the investment objective of investing in Targeted Investments, without the consent of the Independent Directors.

Other Matters Considered.  The Independent Directors considered the degree to which the above described goals sought to be achieved by the externalization may be accomplished internally (i.e., without a need for the externalization). The Independent Directors concluded that the complex web of statutory and regulatory restrictions (including those relating to the Fund’s status under the Code) materially limit the Fund’s ability to grow assets under internal management (particularly, if the Fund would seek to do this without significantly diluting the equity of the Fund’s current stockholders). In addition, the Independent Directors considered that TTG Advisers is likely to have greater success than the Fund in its present form in attracting and retaining talented personnel through its ability to offer compensation incentives, including equity participation, in an independent entity. Furthermore, the Independent Directors accorded significant weight to the fact that, absent the occurrence of certain extraordinary events, the Advisory Agreement may not be terminated by TTG Advisers during its initial two-year term and Mr. Tokarz would serve as the Fund’s Portfolio Manager for the full twenty-four calendar months following the Effective Date. By contrast, under his current agreement with the Fund, Mr. Tokarz may terminate his arrangement with the Fund at any time (on 30 days’ notice) for any reason.

Profitability of TTG Advisers.  The Independent Directors considered that TTG Advisers is newly formed and its expected profitability is difficult to ascertain and is dependent on its ability to secure other mandates to manage investment funds. Nevertheless, the Independent Directors considered a pro-forma rough estimate of profitability provided to it by representatives of management and the Independent Directors observed that the estimated profitability level seemed reasonable.

Costs of the Services Proposed to be Provided to the Fund.  The Independent Directors considered comparative data with respect to services rendered and the advisory fees (including the management fees and incentive fees) of other business development companies with similar investment strategies, as well as the Fund’s projected operating expenses and expense ratio compared to other business development companies with similar investment strategies. The Independent Directors also considered the comparative expense ratio data cited above under “Terms of the Advisory Agreement — Payment of our expenses,” which demonstrated that had the Advisory Agreement been in effect during the Fund’s last fiscal year, the Fund’s total expense ratio for that year would have been lower than the Fund’s actual expense ratio for that year. In addition, the Independent Directors accorded particular weight to the Expense Cap agreed to by TTG Advisers. Furthermore, the Independent Directors took into account that an asset-based fee offers a higher degree of certainty as to the Fund’s expense ratio than the current internal arrangement. Based upon its review, the Independent Directors concluded that the fees to be paid under the Advisory Agreement are fair and generally comparable to those payable under agreements of comparable business development companies described in the market data then available.

Economies of Scale.  The Independent Directors concluded that there is limited potential for economies of scale that would inure to the benefit of our stockholders given the nature of the Fund.

Conclusions.  Prior to reaching its determinations at the May 30 in-person meeting, the Independent Directors evaluated the proposed arrangements and the concept of externalization, in general, at multiple telephonic and in-person meetings. In view of the wide variety of factors that the Independent Directors considered in connection with its evaluation of the Advisory Agreement, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. Rather, the Independent Directors based their approval on the totality of information presented to, and the investigation conducted by, them. In considering the factors discussed above, individual Directors may have given different weights to different factors. Based on their review of the above mentioned factors and discussion of the Advisory Agreement, the Independent Directors determined that the fees to be paid under the Advisory Agreement were fair and reasonable in light of the services proposed to be provided. The Independent Directors then approved the Advisory Agreement and directed that the Advisory Agreement be submitted to stockholders for approval with the Independent Directors’ unanimous recommendation that stockholders of the Fund vote to approve the Advisory Agreement.

If the Fund’s stockholders approve Proposal 2, the Advisory Agreement will remain in full force and effect for two years from the date of its implementation, and will automatically renew for successive annual periods thereafter, but only so long as such continuance is specifically approved at least annually by both (i) the Board or by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, and (ii) the vote of a majority of those directors of the Fund who are not parties to the Advisory Agreement and are not interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

Present Management

The Fund is internally managed under the oversight of five Directors. On November 6, 2003, Mr. Tokarz assumed his position as Chairman and Portfolio Manager of the Fund. Mr. Tokarz is responsible for making the day-to-day decisions concerning the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes, identifying, evaluating and negotiating the structure of the investments we make (including performing due diligence on our prospective portfolio companies), and determining the securities and other assets that we purchase, retain or sell.

Led by Mr. Tokarz, the Fund is currently served by a team of seven full-time and one part-time investment professionals. Often the Fund uses the services of other investment professionals, with whom it has developed long-term relationships, on an as-needed basis. We have benefited from the combined resources and investment experience of all of the members of our team. In addition, the Fund employs four other professionals who manage the operations of the Fund and provide investment support functions both directly and indirectly to our portfolio companies.

Generally, prior to approving any new investment, we follow the process outlined below. The key steps in our investment approval process are:

•	Initial investment screening by deal person or investment team;

•	Investment professionals present an investment proposal containing key terms and understandings (verbal and written) to the entire investment team;

•	Our Chief Compliance Officer reviews the proposed investment for compliance with the 1940 Act, the Code, and all other relevant rules and regulations;

•	Investment professionals are provided with authorization to commence due diligence;

•	Any investment professional can call a meeting, as deemed necessary, to: (i) review the due diligence reports; (ii) review the investment structure and terms; or (iii) obtain any other information deemed relevant;

•	Once all due diligence is completed, the proposed investment is rated using a rating system which tests several factors including, but not limited to, cash flow, EBITDA growth, management and business stability. We use this rating system as the base line for tracking the investment in the future;

•	Our Chief Compliance Officer confirms that the proposed investment will not cause us to violate the 1940 Act, the Code or any other applicable rule or regulation;

•	Mr. Tokarz, who is involved throughout the process, makes a final determination whether to approve the transaction; and

•	The investment is funded.

The Directors hold formal quarterly meetings at which a report of actions taken since the most recent meeting is presented to the Directors. Additionally, the Directors receive and review, at least quarterly, statements detailing changes in the Fund’s portfolio of investments.

The current internally-managed operations of the Fund also include: supervision of relations with the Fund’s custodian, administrator, attorneys, independent registered public accounting firm and others furnishing services to the Fund; preparing stockholder communications and conducting stockholder relations; maintaining Fund records; and insuring compliance with applicable laws, including state and federal securities laws.

Current Compensation Under Internal Management Structure

Under the terms of his present agreement with the Fund, the Fund is obligated to pay Mr. Tokarz an amount equal to the lesser of: (i) 20% of the net income of the Fund for the fiscal year; or (ii) the sum of (a) 20% of the net capital gains realized by the Fund in respect of investments made during his tenure as Portfolio Manager; and (b) the amount, if any, by which the Fund’s total expenses for a fiscal year were less than two percent of the Fund’s net assets (determined as of the last day of the period). Any payments made are calculated based upon the audited financials of the Fund for the applicable fiscal year and would be paid as soon as practicable following the completion of such audit. Mr. Tokarz has determined to allocate a portion of the incentive compensation to certain employees of the Fund. Either the Fund or Mr. Tokarz may terminate the agreement upon 30 days’ written notice. For the year ended October 31, 2005, Mr. Tokarz received no cash or other compensation from the Fund pursuant to his contract.

The other employees and officers of the Fund receive salaries, bonuses and benefits. The compensation of the three highest paid executive officers of the Fund is set forth under “Director and Executive Officer Compensation” in Proposal 1. For the fiscal year ended October 31, 2005, the Fund accrued a total of approximately $2.3 million in salaries, bonuses and benefits to its employees and accrued approximately $1.1 million in incentive compensation as a provisional expense relating to Mr. Tokarz’s present agreement with the Fund. As discussed earlier, if the Advisory Agreement is implemented, the Fund’s present agreement with Mr. Tokarz shall be terminated and any obligation of the Fund under the present agreement would be superseded by those under the Advisory Agreement.

VOTE REQUIRED

The Advisory Agreement cannot become effective unless approved at the Meeting, or any adjournment thereof, by a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act). Such a majority (“Majority Vote”) means the affirmative vote of the holders of (a) 67% or more of the shares of the Fund present at the Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (b) more than 50% of the outstanding shares of the Fund, whichever is less.

The Board recommends a vote “FOR” the Advisory Agreement.

VOTING INFORMATION

A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker non-votes will be treated as shares that are present at the Meeting.

In the event that a quorum is not present at the Meeting, or in the event that a quorum is present at the Meeting but sufficient votes to approve any proposal are not received, the persons named as proxies, or their substitutes, may propose one or more adjournments of the Meeting to permit the further solicitation of proxies. Any adjourned session or sessions may be held after the date set for the Meeting without notice, except announcement at the Meeting (or any adjournment thereof); provided, that if the Meeting is adjourned to a date that is more than 30 days after the date for which the Meeting was originally called, written notice will be provided to stockholders. Any adjournment will require the affirmative vote of a majority of the shares represented at the Meeting in person or by proxy. In the event an adjournment is proposed because a quorum is not present, the persons named as proxies will vote those proxies they are entitled to vote FOR all of the nominees in favor of such adjournment, and will vote those proxies required to WITHHOLD on any nominee, against any such adjournment. In the event a quorum is present but sufficient votes to approve Proposal 2 are not received, the persons named as proxies will vote those proxies they are entitled to vote FOR Proposal 2 in favor of such adjournment, and will vote those proxies required to be voted AGAINST Proposal 2, against any such adjournment.

Most beneficial owners whose shares are held in street name will receive voting instruction forms from their banks, brokers or other agents, rather than the Fund’s Proxy Card. A number of banks and brokerage firms are participating in a program that offers a means to grant proxies to vote shares via the Internet or by telephone. If your shares are held in an account with a bank or broker participating in this program, you may grant a proxy to vote those shares via the Internet or telephonically by using the website or telephone number shown on the instruction form received from your broker or bank.

EXPENSES OF SOLICITATION

The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Proxy Card, as well as the costs associated with the proxy solicitation, will be borne by the Fund. Mr. Tokarz has agreed to bear all expenses related to the organization of TTG Advisers as well as his legal expenses in connection with the Advisory Agreement.

OTHER MATTERS AND ADDITIONAL INFORMATION

Other Business at the Meeting.

The Board does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named as proxies to vote on such matters in accordance with their best judgment, unless specific instructions have been given.

Future Stockholder Proposals.

If a stockholder intends to present a proposal at the annual meeting of stockholders of the Fund to be held in 2007 (the “2007 Annual Meeting”) and desires to have the proposal included in the Fund’s proxy statement and form of proxy for that meeting, the stockholder must deliver the proposal to the Secretary at the principal executive office of the Fund, 287 Bowman Avenue, 2nd Floor, Purchase, New York 10577, and such proposal must be received by the Secretary a reasonable time before we print the proxy materials for that meeting. The submission of a proposal does not guarantee its inclusion in the proxy statement and is subject to limitations under the 1934 Act. The proposal must be submitted in a manner consistent with applicable law and the Fund’s By-Laws.

Results of Voting.

Stockholders will be informed of the voting results of the Meeting in the Fund’s annual report for the fiscal year ending October 31, 2006 on Form 10-K which will be filed with the SEC on or before January 14, 2007.

ADDITIONAL INFORMATION ABOUT THE FUND

Brokerage.

During the 2005 fiscal year, the Fund paid no brokerage commissions to any broker: (i) that is an affiliated person of the Fund; (ii) that is an affiliated person of such person; or (iii) an affiliated person of which is an affiliated person of the Fund, or any principal underwriter or administrator for the Fund.

Administrator.

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, WI 53202, serves as the administrator, custodian and accounting agent of the Fund.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the 1934 Act, and Section 30(h) of the 1940 Act, taken together, require that the Directors, officers of the Fund and beneficial owners of more than 10% of the equity securities of the Fund (collectively, “Reporting Persons”) file with the SEC reports of their beneficial ownership and changes in their beneficial ownership of the Fund’s securities. Based solely on its review of the copies of such reports, the Fund believes that each of the Reporting Persons who was a Reporting Person during the fiscal year ended October 31, 2005 has complied with applicable filing requirements.

Exhibit A attached hereto identifies holders of more than 5% of the shares of the Fund’s common stock as of the Record Date.

Independent Public Accountants.

The Board, upon approval and recommendation of the Audit Committee, at a meeting held on December 12, 2005, selected E&Y to serve as the independent accountants for the Fund for the fiscal year ending October 31, 2006. E&Y was approved by the Audit Committee and the Board to serve as the independent accountants for the Fund for the fiscal year ended October 31, 2005, and has served in such capacity since October 27, 2003. A representative of E&Y will attend the Meeting to respond to appropriate questions and make a statement, if he/she so desires.

Audit Fees:

The aggregate fees billed for professional services rendered by E&Y for the audit of the Fund’s annual financial statements for the fiscal year ended October 31, 2005 were $275,000.

The aggregate fees billed for professional services rendered by E&Y for the audit of the Fund’s annual financial statements for the fiscal year ended October 31, 2004 were $135,000.

Audit-Related Fees:

For the fiscal year ended October 31, 2005, the aggregate fees billed by E&Y for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements were $0.

For the fiscal year ended October 31, 2004, the aggregate fees billed by E&Y for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements were $0.

Tax Fees:

For the fiscal year ended October 31, 2005, the aggregate fees billed by E&Y for services rendered with respect to tax compliance, tax advice and tax planning were $15,650.

For the fiscal year ended October 31, 2004, the aggregate fees billed by E&Y for services rendered with respect to tax compliance, tax advice and tax planning were $38,500.

All Other Fees:

For the fiscal year ended October 31, 2005, the aggregate fees billed by E&Y for any other products or services were $102,000.

For the fiscal year ended October 31, 2004, the aggregate fees billed by E&Y for any other products or services were $21,500.

The Audit Committee has considered whether E&Y has maintained its independence during the fiscal year ended October 31, 2005.

The Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services to be provided to the Fund by the independent accountants; provided, however, that the Audit Committee may specifically authorize its Chairman to pre-approve the provision of any non-audit service to the Fund. Further, the foregoing pre-approval policy may be waived, with respect to the provision of any non-audit services, consistent with the exceptions provided for in the federal securities laws. All of the audit and tax services provided by E&Y for the fiscal year ended October 31, 2005 were pre-approved by the Audit Committee or its Chairman. For the fiscal year ended October 31, 2005, the Fund’s Audit Committee did not waive the pre-approval requirement with respect to any non-audit services provided to the Fund by E&Y.

By Order of the Board of Directors

Michael Tokarz
Chairman

August 4, 2006

Stockholders who do not expect to be present at the Meeting and who wish to have their shares voted are requested to mark, sign and date the enclosed Proxy Card and return it in the enclosed envelope. No postage is required if mailed in the United States. Alternatively, you may have the ability to vote your shares by the Internet or by telephone.

EXHIBIT A

The following table sets forth, as of July 27, 2006, each stockholder who owned more than 5% of the Fund’s outstanding shares of common stock, each current director, each nominee for director, the Fund’s executive officers, and the directors and executive officers as a group. Unless otherwise indicated, the Fund believes that each beneficial owner set forth in the table has sole voting and investment power.

	Number of
	Shares Owned		Percentage of
Name of Beneficial Owner	Beneficially		Fund Held

The Anegada Master Fund Ltd. The Cuttyhunk Fund Limited Tonga Partners, L.P. TE Cannell Portfolio, Ltd. c/o Cannell Capital LLC 150 California Street, 5th Floor San Francisco, CA 94111	2,601,800	(1)	13.63%

QVT Financial LP. 527 Madison Avenue, 8th Floor New York, New York 10022	2,039,600	(2)	10.68%

Western Investment Hedged Partners LP. Western Investment Institutional Partners LLC Western Investment Activism Partners LLC Western Investment Total Return Master Fund Ltd. and Arthur D. Lipson c/o Western Investment LLC 2855 East Cottonwood Parkway Suite 110 Salt Lake City, UT 84121	1,372,400	(3)	7.88%

Deutsche Bank AG. Taunusanlage 12 D-60325 Frankfurt am Main Federal Republic of Germany	1,336,366	(4)	6.99%

Millenco, L.P. Millennium Global Estate, L.P. Millennium USA, L.P. Millennium Partners, L.P. and Millennium International, Ltd. c/o Millennium Management, LLC 666 Fifth Avenue, 8th Floor New York, NY 10103	1,369,770	(5)	7.17%

Wynnefield Partners Small Cap Value, L.P. Wynnefield Partners Small Cap Value, L.P. I Wynnefield Small Cap Value Offshore Fund, Ltd. Channel Partnership II, L.P. Wynnefield Capital Management, LLC Wynnefield Capital, Inc. Nelson Obus c/o Wynnefield Capital Management LLC 450 Seventh Avenue Suite 509 New York, NY 10123	1,189,600	(6)	6.23%

MFP Investors, LLC. 51 John F. Kennedy Parkway, 2nd Floor Short Hills, NJ 07078	999,700	(7)	5.23%

A-1

	Number of
	Shares Owned	Percentage of
Name of Beneficial Owner	Beneficially	Fund Held

Interested Director
Michael Tokarz	407,773	2.14%

Independent Directors
Emilio Dominianni	10,000	*
Gerald Hellerman	23,729	*
Robert Knapp(8)	1,492,470	7.82%
William Taylor	20,048	—

Executive Officers
Bruce Shewmaker	3601	*
Peter Seidenberg	1155	*
Scott Schuenke	334	*
Jaclyn Shapiro-Rothchild	1000	*

All directors and executive officers as a group (9 in total)	1,960,110	10.44%

*	Less than 1%.

(1)	Based upon information contained in Form 4 filed with the SEC on May 19, 2006.

(2)	Based upon information contained in Schedule 13G filed with the SEC on December 8, 2005. This amount includes 1,336.366 shares where Deutsche Bank AG is the beneficial owner of the shares.

(3)	Based upon information contained in Schedule 13G/A filed with the SEC on February 14, 2006.

(4)	Based upon information contained in Schedule 13G filed with the SEC on January 31, 2006. See footnote (2).

(5)	Based upon information contained in Schedule 13D/A filed with the SEC on December 1, 2005.

(6)	Based upon information contained in Schedule 13G/A filed with the SEC on February 14, 2006.

(7)	Based upon information contained in Schedule 13G/A filed with the SEC on January 20, 2005

(8)	1,369,770 shares are owned by Millennium Partners, L.P. and/or its affiliates (“Millennium”). Mr. Knapp is an officer of Millennium. Mr. Knapp has disclaimed all beneficial ownership in these shares to the extent permitted under applicable law.

A-2

Exhibit B

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

MVC CAPITAL, INC.

January 31, 2006

This charter sets forth the purpose, authority and responsibilities of the Audit Committee of the Board of Directors (the “Board”) of MVC Capital, Inc. (the “Fund”), a Delaware corporation.

Purposes

The Audit Committee of the Board (the “Committee”) has, as its primary purposes:

(i) oversight responsibility with respect to: (a) the adequacy of the Fund’s accounting and financial reporting processes, policies and practices; (b) the integrity of the Fund’s financial statements and the independent audit thereof; (c) the adequacy of the Fund’s overall system of internal controls and, as appropriate, the internal controls of certain service providers; (d) the Fund’s compliance with certain legal and regulatory requirements; (e) determining the qualification and independence of the Fund’s independent auditors; and (f) the Fund’s internal audit function, if any; and

(ii) oversight of the preparation of any report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission (“SEC”) for inclusion in the Fund’s annual proxy statement with respect to the election of directors.

Authority

The Committee has been duly established by the Board and shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain counsel and other experts or consultants at the expense of the Fund. The Committee has the authority and responsibility to retain and terminate the Fund’s independent auditors. In connection therewith, the Committee must evaluate the independence of the Fund’s independent auditors and receive the auditors’ specific representations as to their independence.

Composition and Term of Committee Members

The Committee shall be comprised of a minimum of three Directors of the Board. To be eligible to serve as a member of the Committee, a Director must be an “Independent Director”, which term shall mean a Director who is not an “interested person,” as defined in the Investment Company Act of 1940, as amended, of the Fund. The members of the Committee shall designate one member to serve as Chairman of the Committee.

Each member of the Committee shall serve until a successor is appointed.

The Board must determine whether: (i) the Committee has at least one member who is an “audit committee financial expert,” (“ACFE”) as such term is defined in the rules adopted under Section 407 of the Sarbanes-Oxley Act of 2002; (ii) the Committee has at least one member who possesses “accounting and financial management expertise” (as such term is described under the New York Stock Exchange Listing Requirements) which may be based on past employment expertise, professional certification in accounting or other comparable experience or background that indicates an individual’s financial sophistication; and (iii) each member of the Committee possesses sufficient “financial literacy,” as required under the New York Stock Exchange Listing Requirements. The designation of a person as an ACFE is not intended to impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Committee, nor does it decrease the duties and obligations of other Committee members or the Board.

Meetings

The Committee shall meet on a regular basis and no less frequently than quarterly. The Committee shall meet, at a minimum, within 90 days prior to the filing of each annual and quarterly report of the Fund on Forms 10-K and 10-Q, respectively. Periodically, the Committee shall meet to discuss with management the annual audited financial statements and quarterly financial statements, including the Fund’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Periodically, the Committee should meet separately with each of management, any personnel responsible for the internal audit function and, if deemed necessary, the Fund’s administrator and independent auditors to discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee may request any officer or employee of the Fund, or the Fund’s legal counsel (or counsel to the Independent Directors of the Board) or the Fund’s independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

Minutes of each meeting will be taken and circulated to all members of the Committee in a timely manner.

Any action of the Committee requires the vote of a majority of the Committee members present, whether in person or otherwise, at the meeting at which such action is considered. At any meeting of the Committee, one member of the Committee shall constitute a quorum for the purpose of taking any action.

Duties and Powers and of the Committee

The duties and powers of the Committee include, but are not limited to, the following:

•	bears direct responsibility for the appointment, compensation, retention and oversight of the work of the Fund’s independent auditors (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Fund, and the independent auditors must report directly to the Committee;

•	set the compensation for the independent auditors, such amount to be paid by the Fund;

•	evaluate the independence of the Fund’s independent auditors and receive the auditors’ specific representations as to their independence;

•	to the extent required by applicable law, pre-approve: (i) all audit and non-audit services that the Fund’s independent auditors provide to the Fund and (ii) all non-audit services that the Fund’s independent auditors provide to the Fund’s investment adviser and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund. (To the extent specifically authorized by the Audit Committee, the Chairman of the Audit Committee may pre-approve the provision of any non-audit services to the Fund.);

•	meet with the Fund’s independent auditors, including private meetings, as necessary to (i) review the arrangements for and scope of the annual audit and any special audits; (ii) discuss any matters of concern relating to the Fund’s financial statements, including any adjustments to such statements recommended by the auditors, or other results of the audit; (iii) review any audit problems or difficulties with management’s response; (iv) consider the auditors’ comments with respect to the Fund’s financial policies, procedures and internal accounting controls and management’s responses thereto; and (v) review the form of opinion the auditors propose to render to the Directors and the shareholders of the Fund;

•	review reports prepared by the Fund’s independent auditors detailing the fees paid to the Fund’s independent auditors for: (i) audit services (includes all services necessary to perform an audit, services provided in connection with statutory and regulatory filings or engagements and other services generally provided by independent auditors, such as comfort letters, statutory audits, attest services, consents and assistance with, and review of, documents filed with the SEC); (ii) audit-related services (covers assurance and due diligence services, including, employee benefit plan audits, due diligence related to mergers and acquisitions, consultations and audits in connection with acquisitions, internal control reviews and consultations concerning financial accounting and reporting standards); (iii) tax services (services performed by a professional staff in the accounting firm’s tax division, except those services related to the audit, including tax compliance, tax planning and tax advice); and (iv) other services (includes financial information systems implementation and design);

•	ensure that the Fund’s independent auditors prepare and deliver annually to the Committee a written statement (the “Auditors’ Statement”) describing: (i) the auditors’ internal quality control procedures; (ii) any material issues raised by the most recent internal quality control review or peer review of the auditors, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the auditors, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditors and the Fund, including each non-audit service provided to the Fund and the matters set forth in Independence Standards Board No. 1;

•	prior to filing an annual report with the SEC, receive and review a written report, as of a date 90 days or less prior to the filing, to the Committee from the Fund’s independent auditors regarding any: (i) critical accounting policies to be used; (ii) alternative accounting treatments that have been discussed with the Fund’s management along with a description of the ramifications of the use of such alternative treatments and the treatment preferred by the independent auditors; and (iii) material written communications between the auditor and management of the Fund;

•	oversee the Fund’s internal controls and annual and quarterly financial reporting process, including results of the annual audit. Oversee internal accounting controls relating to the activities of the Fund’s custodian, investment adviser and administrator through the periodic review of reports, discussions with appropriate officers and consideration of reviews provided by internal audit staff;

•	establish procedures for: (i) the receipt, retention and treatment of complaints received by the Fund from any source regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission from employees of the Fund and its service providers of concerns regarding questionable accounting or auditing matters;

•	review of any issues brought to the Committee’s attention by independent public accountants or the Fund’s management, including those relating to any deficiencies in the design or operation of internal controls which could adversely affect the Fund’s ability to record, process, summarize and report financial data, any material weaknesses in internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Fund’s internal controls;

•	review and evaluate the qualifications, performance and independence of the lead partner of the Fund’s independent auditors;

•	require the Fund’s independent auditors to report any instance of an audit partner of those auditors earning or receiving compensation based on that partner procuring engagements with the Fund to provide any services other than audit, review or attest services;

•	resolve any disagreements between the Fund’s management and independent auditors concerning the Fund’s financial reporting;

•	to the extent there are Directors who are not members of the Committee, report its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary or appropriate;

•	discuss any Fund press releases relating to its financial statements (to the extent such releases are not discussed by the Valuation Committee or the Board);

•	discuss any policies with respect to risk management;

•	set clear hiring policies for employees or former employees of the independent auditors;

•	conduct an annual performance evaluation of the Committee;

•	review the Committee’s charter at least annually and recommend any material changes to the Board; and

•	review such other matters as may be appropriately delegated to the Committee by the Board.

Exhibit C

FORM OF
INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BETWEEN
MVC CAPITAL, INC.
AND
THE TOKARZ GROUP ADVISERS LLC

Agreement made this    day of            2006, by and between MVC Capital, Inc., a Delaware Fund (the “Fund”), and The Tokarz Group Advisers LLC, a Delaware limited liability company (the “Adviser”).

Whereas, the Fund is a closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940 (the “Investment Company Act”); and

Whereas, the Board of Directors of the Fund (the “Board”) has determined to externalize the Fund’s management and retain the Adviser to furnish investment advisory services to the Fund on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

Now, therefore, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Fund hereby employs the Adviser to act as the investment adviser to the Fund and to manage the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board of Directors of the Fund (the “Board”), for the period and upon the terms herein set forth: (i) in accordance with the investment objectives, policies and restrictions that are determined by the Board from time to time and disclosed to the Adviser, which objectives, policies and restrictions shall initially be those set forth in the Fund’s Registration Statement on Form N-2, filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2006 (the “Registration Statement”); (ii) in accordance with the Investment Company Act; and (iii) during the term of this Agreement in accordance with all other applicable federal and state laws, rules and regulations, and the Fund’s charter and by-laws. References in this Agreement to the “Fund” shall also include any wholly-owned subsidiary of the Fund, where appropriate and as applicable.

Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Fund, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Fund; (iii) close and monitor the Fund’s investments; (iv) determine the securities and other assets that the Fund will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; (vi) provide the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of their funds; (vii) oversee the performance of the Fund’s outside service providers, including the Fund’s administrator, transfer agent and custodian; (viii) oversee compliance by the Fund with U.S. federal, state and other applicable laws and regulations; (ix) provide the Fund with office space; and (x) pay the salaries, fees and expenses of such of the Fund’s directors, officers or employees who are directors, officers, principals or employees of the Adviser or any of its affiliates, except that the Fund will reimburse the Adviser for (a) its allocable portion of the compensation payable to its chief financial officer (“CFO”), chief compliance officer (“CCO”) and secretary in an amount not to exceed $100,000 per year, in the aggregate, and (b) travel expenses, or an appropriate portion of such expenses (in the event such expenses are not otherwise reimbursed by a portfolio company or third party), that relate to attendance at meetings of the Board or any committees thereof and the Fund’s portfolio companies. The Adviser may delegate any of the foregoing duties to a third party with the consent of the Board. The Adviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund. In the event that the Fund, in consultation with the Adviser, determines to incur debt financing, the Adviser will arrange for such financing on the Fund’s behalf, subject to the approval of the Board. Furthermore, the Fund shall consult with the Adviser prior to issuing any preferred stock. The Adviser will offer, and provide where requested, on the

Fund’s behalf and/or on behalf of a subsidiary of the Fund, significant managerial assistance to the issuers of securities in which the Fund is invested. The Adviser shall make available to the Fund individuals to serve as directors and/or officers of the Fund, as deemed necessary by the Board.

(b) The Adviser shall manage the Fund’s day-to-day operations and oversee the administration, recordkeeping and compliance functions of the Fund and/or third parties performing such functions for the Fund. Without limiting the generality of the foregoing, the Adviser specifically shall be responsible for overseeing: (i) the preparation of periodic financial statements; (ii) the preparation of financial and accounting reports for presentation to the Fund’s Board and for stockholders and governmental agencies; (iii) the preparation and filing of the Fund’s tax returns (and those of any wholly-owned subsidiary involved with the Fund’s operations); (iv) the preparation and providing of such reports and analyses to the Fund’s Board and stockholders as may from time to time be considered necessary or appropriate by the Fund’s Board; (v) the arrangement of the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others; (vi) the preparation of any proxy statements and arranging and conducting meetings of stockholders of the Fund; (vii) the procurement of insurance for the Fund, its subsidiaries and/or its officers and directors, as directed by the Board; and (viii) such other operational, administrative and regulatory compliance duties as shall from time to time arise as a result of the Fund’s operations and investing activities.

(c) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(d) Subject to the requirements of the Investment Company Act, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in providing the investment advisory services (i.e., the making of investment recommendations or decisions for the Fund) required to be provided by the Adviser under Section 1(a) of this Agreement. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Fund’s investment objectives and policies. The Adviser, and not the Fund, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law. Nothing in this subsection (d) will obligate the Adviser to pay any expenses that are the expenses of the Fund under Section 2.

(e) The Adviser, and any Sub-Adviser, shall for all purposes herein provided each be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(f) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records with respect to the Fund’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Adviser may retain a copy of such records. Upon termination of this Agreement, the Adviser shall have no further obligations under this Section 1(f).

(g) Prior to the Effective Date (as defined in Section 10 below), the Adviser shall adopt and implement written policies and procedures reasonably designed to prevent its violation of the Federal Securities laws. Also prior to the Effective Date, the Adviser shall have provided to the Fund, and shall provide the Fund at such times in the future as the Fund shall reasonably request, a copy of such policies and procedures (and any amendments thereto) and a report of such policies and procedures. Such report shall be of sufficient scope and in sufficient detail, as may reasonably be required to comply with Rule 38a-1 under the Investment Company Act (“Rule 38a-1”) and to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the report shall so state.

2. Fund’s Responsibilities and Expenses Payable by the Fund.

All investment professionals of the Adviser and its staff, when and to the extent engaged in providing services required to be provided by the Adviser under Section 1(a) and (b), and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Fund, except that costs or expenses relating specifically to items identified in the next sentence shall be borne by the Fund, as appropriate. The Fund will bear all costs and expenses of its operations and transactions, including, without limitation, those relating to: (i) the cost and expenses of any independent valuation firm; (ii) expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Fund and in monitoring the Fund’s investments and performing due diligence on its prospective portfolio companies, provided, however, the retention by the Adviser of any third party to perform such services shall require the advance approval of the Board (which approval shall not be unreasonably withheld) if the fees for such services are expected to exceed $30,000; once the third party is approved any expenditure to such third party will not require additional approval from the Board; (iii) interest payable on debt, if any, incurred to finance the Fund’s investments or to maintain its tax status; (iv) offerings of the Fund’s common stock and other securities; (v) investment advisory and management fees; (vi) fees and payments due under any administration agreement between the Fund and its administrator; (vii) transfer agent and custodial fees; (viii) federal and state registration fees; (ix) all costs of registration and listing the Fund’s shares on any securities exchange; (x) federal, state and local taxes; (xi) independent directors’ fees and expenses; (xii) costs of preparing and filing reports or other documents required by governmental bodies (including the SEC); (xiii) costs of any reports, proxy statements or other notices to stockholders, including printing and mailing costs; (xiv) the cost of the Fund’s fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xv) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, independent auditors and outside legal costs; (xvi) the costs and expenses associated with the establishment of an SPV (as defined in Section 3(c) below); (xvii) the allocable portion of the cost (excluding office space) of the Fund’s CFO, CCO and secretary (subject to the limit set forth in Section 1(a)); and (xviii) all other expenses incurred by the Fund in connection with administering the Fund’s business. Notwithstanding the foregoing, absent the consent of the Board, any fees or income earned, on the Fund’s behalf, by any officer, director, employee or agent of the Adviser in connection with the monitoring or closing of an investment or disposition by the Fund or for providing managerial assistance to a portfolio company (e.g., serving on the board of directors of a portfolio company), shall inure to the Fund.

3. Compensation of the Adviser.

The Fund agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Fund shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Fund may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.

(a) The Base Management Fee shall be 2.00% per annum of the Fund’s total assets (excluding cash and the value of any investment by the Fund not made in a portfolio company (“Non-Eligible Assets”), but including assets purchased with borrowed funds that are not Non-Eligible Assets). The Base Management Fee will be payable quarterly in arrears. The Base Management Fee will be calculated based on the value of the Fund’s total assets (excluding Non-Eligible Assets, but including assets purchased with borrowed funds that are not Non-Eligible Assets) at the end of the most recently completed fiscal quarter. Base Management Fees for any partial fiscal quarter will be appropriately pro rated.

(b) The Incentive Fee shall consist of two parts, as follows:

(i) One part will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee net operating income for the fiscal quarter (the “Income Incentive Fee”). “Pre-Incentive Fee net operating income” means interest income, dividend income and any other income (including any other fees to the Fund such as directors’, commitment, origination, structuring, diligence and consulting fees or other fees that the Fund receives from portfolio companies) accrued by the Fund during the fiscal quarter, minus the Fund’s operating expenses for the fiscal quarter (including the Base Management Fee and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee (whether paid or accrued)).

Pre-incentive fee net operating income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that has not yet been received in cash. Pre-Incentive Fee net operating income does not include any realized capital gains, realized and unrealized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee net operating income, expressed as a rate of return on the value of the Fund’s net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a “hurdle rate” of 1.75% per fiscal quarter. The Fund will pay the Adviser the Income Incentive Fee with respect to the Fund’s pre-Incentive Fee net operating income in each fiscal quarter as follows:

(A) no Income Incentive Fee in any fiscal quarter in which the Fund’s pre-Incentive Fee net operating income does not exceed the hurdle rate;

(B) 100% of the Fund’s pre-Incentive Fee net operating income with respect to that portion of such pre-Incentive Fee net operating income, if any, that exceeds the hurdle rate but is less than 2.1875% in any fiscal quarter; and

(C) 20% of the amount of the Fund’s pre-Incentive Fee net operating income, if any, that exceeds 2.1875% in any fiscal quarter.

These calculations will be appropriately pro rated for any period of less than three months and adjusted for any share issuances or repurchases during the current fiscal quarter.

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below), commencing with the fiscal year ending on October 31, 2007, and will equal 20% of: (a) the Fund’s aggregate net realized capital gains, during such fiscal year, on the Fund’s investments made after November 1, 2003 (the “Fund’s New Portfolio”) (exclusive of any realized gains subject to an SPV Incentive Allocation, as defined below); minus (b) the cumulative unrealized capital depreciation of the Fund’s New Portfolio calculated from November 1, 2003. If the Capital Gains Fee is negative, then there will be no Capital Gains Fee payable for such year. If this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee. Furthermore, upon the tender of a notice of termination of this Agreement, all unrealized capital gains on the Fund’s New Portfolio shall be deemed realized at their net asset value last determined by the Valuation Committee of the Board and the Capital Gains Fee shall be determined and deemed payable as of the date of a tender of a notice of termination of this Agreement. Any Capital Gains Fee due upon the tender of a notice of termination of this Agreement shall be paid as soon as practicable after the Capital Gains Fee is permitted to be paid under applicable law. Any Capital Gains Fee to be made under this Section 3 shall be paid as soon as practicable following the completion of the audit of the financial statements of the Fund for the applicable fiscal year performed in accordance with generally accepted accounting principles.

For purposes of this Section 3(b)(ii):

“Realized capital gains” are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Fund’s New Portfolio when sold during such fiscal year and (b) the accreted or amortized cost basis of such investment.

“Realized capital losses” are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Fund’s New Portfolio when sold during such fiscal year is less than (b) the accreted or amortized cost basis of such investment.

“Net realized capital gains” means realized capital gains minus realized capital losses.

“Aggregate unrealized capital depreciation” means the sum of the differences, if negative, between (a) the valuation of each investment in the Fund’s New Portfolio, as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

Notwithstanding the foregoing, in no event shall either the Fund’s contribution of an investment to a Subsidiary (as defined in Section 4) or the Fund’s distribution of an investment to the Fund’s stockholders be deemed to be a realization event.

(iii) Notwithstanding the foregoing, in no event shall the sum of the Capital Gains Fee and the SPV Incentive Allocation (as defined below), if any, for any fiscal year exceed: (a) 20% of (i) the Fund’s cumulative realized capital gains on the Fund’s investments (the “Fund’s Total Portfolio”) (including any realized gains attributable to an SPV Incentive Allocation (as defined below)), minus (ii) the sum of the cumulative realized capital losses on, and aggregate unrealized capital depreciation of, the Fund’s Total Portfolio; minus (b) the aggregate amount of Capital Gains Fees paid and the value of SPV Incentive Allocations made in all prior years (the “Cap”). Furthermore, in the event that the Capital Gains Fee for any fiscal year exceeds the Cap (“Uncollected Capital Gains Fees”), all or a portion of such amount shall be accrued and payable to the Adviser following any subsequent fiscal year in which the Agreement is in effect, but only to the extent the Capital Gains Fee, plus the amount of Uncollected Capital Gains Fees, each calculated as of the end of such subsequent fiscal year, do not exceed the Cap. Any remaining Uncollected Capital Gains Fees shall be paid following subsequent fiscal years in accordance with the same process, provided the Agreement is in effect during such fiscal year.

For purposes of this Section 3(b)(iii):

“Cumulative realized capital gains” are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Fund’s portfolio when sold and (b) with respect to investments held by the Fund on November 1, 2003, the fair value of such investment on November 1, 2003, and with respect to all other investments, the accreted or amortized cost basis of such investment.

“Cumulative realized capital losses” are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Fund’s portfolio when sold is less than (b) with respect to investments held by the Fund on November 1, 2003, the fair value of such investment on November 1, 2003, and with respect to all other investments, the accreted or amortized cost basis of such investment.

“Aggregate unrealized capital depreciation” is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Fund’s portfolio as of the applicable Capital Gains Fee calculation date and (b) with respect to investments held by the Fund on November 1, 2003, the fair value of such investment on November 1, 2003, and with respect to all other investments, the accreted or amortized cost basis of such investment.

(c) The Fund hereby authorizes the Adviser to create or arrange for the creation of one or more special purpose vehicles for which it may serve as the general partner or managing member, as applicable, for purposes of making investments on behalf of the Fund (each, an “SPV”). Furthermore, the Fund authorizes the Adviser, in its role as the general partner or managing member, as applicable, of an SPV, to receive an incentive allocation equal to 20% of the net profits of the SPV (the “SPV Incentive Allocation”). The Adviser acknowledges and agrees that: (i) prior to the SPV conducting any investment activities, the Board must approve the SPV’s organizational documents; and (ii) subject to the approval of the Board, the Adviser will establish procedures for every SPV to ensure that any SPV Incentive Allocation received by the Adviser will not cause the total compensation received by the Adviser under this Agreement to exceed the limits imposed by Section 205(b)(3) of the Investment Advisers Act of 1940, as amended.

In addition, for each of the next two full fiscal years (i.e., fiscal 2007 and 2008), the Adviser hereby agrees to absorb or reimburse operating expenses of the Fund (promptly following the completion of such year), to the extent necessary to limit the Fund’s Expense Ratio for any such year to 3.25% (the “Expense Cap”); provided, however, if, on October 31, 2007, the Fund’s net assets have not increased by at least 5% from October 31, 2006, the dollar value of the Expense Cap shall increase by 5% for fiscal 2008. For purposes of this paragraph, the Fund’s “Expense Ratio” shall be calculated as of October 31 of any such year and mean: (i) the consolidated expenses of the Fund (which expenses shall include any amounts payable to the Adviser under the Base Management Fee, but shall exclude the amount of any interest, taxes, incentive compensation, and extraordinary expenses (including, but not limited to, any legal claims and liabilities and litigation costs and any indemnification related thereto, and the costs of any spin-off or other similar type transaction contemplated by this Agreement)), as a percentage of (ii) the average net assets of the Fund (i.e., average consolidated assets less average consolidated liabilities) during such fiscal year as set forth in the Fund’s financial statements’ contained in the Fund’s annual report on Form 10-K.

4. The Adviser’s Management of Private Equity Funds.  As consideration for the Fund entering into this Agreement, the Adviser acknowledges the parties’ objective of having the Fund’s stockholders participate in a portion of the revenues generated by private investment funds managed by the Adviser. During the term of this Agreement, the Adviser agrees that, absent the consent of the Board, the Adviser shall not establish a private investment fund managed by the personnel of the Adviser with the investment objective of: (a) investing in mezzanine and debt securities; or (b) making equity or other “non-debt” investments that are: (i) at the time of the formation of the private fund, expected to be equal to or less than the lesser of 10% of the Fund’s net assets or $25 million; and (ii) issued by U.S. companies with less than $150 million in revenues (“Targeted Investments”). If the Board approves the formation of a new private investment fund for investment in Targeted Investments, this private investment fund shall have a general partner or managing member (a “Private Fund General Partner”) that is owned (directly or indirectly) by the Adviser and a Subsidiary (as defined below). Private Fund General Partners shall be entitled to the entire portion of incentive allocations paid by the private investment funds managed by the Adviser, unless a portion thereof is allocated to a third party that is not affiliated with, and independent of, the Adviser. The Fund represents that the independent directors, constituting a majority of the Board (the “Independent Board”), have resolved to: (i) establish a wholly-owned subsidiary of the Fund (a “Subsidiary”) that would, among other things, have the authority to invest (directly or indirectly) in Private Fund General Partners; and (ii) authorize the Fund to pursue a spin-off of the Subsidiary to all stockholders, on a pro-rata basis, the specific terms of which would be subject to the due diligence of, and the consideration and approval by, the Independent Board. In addition, the Adviser will use its reasonable efforts to include the Subsidiary in opportunities to participate in the revenues of other new private investment funds formed to pursue investments other than Targeted Investments.

5. Registration of the Adviser.  The Adviser covenants that immediately upon the approval of this Agreement by the Board, it will undertake the process of registering as an investment adviser with the SEC. Upon the Effective Date (as defined in Section 10), the Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

6. Brokerage Commissions.  The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net results for the Fund.

7. Limitations on the Business of the Adviser.  The services of the Adviser to the Fund are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Fund, and subject to compliance with applicable law and adherence to Section 4. Nothing in this Agreement shall limit or restrict the right of any member, manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith. Notwithstanding the foregoing, the Adviser will not undertake any conflicting duties of loyalty which would affect its prior fiduciary duty to the Fund. In furtherance of this requirement, for a period of five years from the Effective Date (as defined in Section 10) (unless this Agreement ceases to be in effect), the Adviser shall give the Fund 30 days’ advance notice in writing of any proposed undertaking by it of material significance (including the taking on of any new clients) and will provide the Fund and the Fund’s independent directors with all information relevant to a determination of the effect of such undertaking on the Adviser’s ability to carry out its obligations to the Fund under this Agreement. Furthermore, during the term of this Agreement, the Adviser shall not manage another business development company, a private equity fund or other similar vehicle with the investment objective of investing in Targeted Investments, without the consent of the Board. So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Fund, subject to the Adviser’s right to enter into sub-advisory agreements (in accordance with the requirements under the Investment Company Act). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Fund are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Fund as stockholders or otherwise.

8. Responsibility of Dual Directors, Officers and/or Employees.  If any person who is a manager, partner, officer, principal or employee of the Adviser is or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund, then, when acting on behalf of the Fund, such manager, partner, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer or employee of the Adviser or under the control or direction of the Adviser of the Administrator, even if paid by the Adviser.

9. Limitation of Liability of the Adviser; Indemnification.  The Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the “Indemnified Parties”), shall not be liable to the Fund for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Fund, except: (a) to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services; or (b) with respect to any loss by the Fund caused by the willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties under this Agreement, or the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). The Fund shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Fund or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or otherwise as an investment adviser of the Fund. Notwithstanding the foregoing provisions of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Fund or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). Furthermore, the Adviser shall indemnify, defend and protect the Fund and hold it harmless in connection with losses or damages arising out of conduct identified in clauses (a) and (b) of this Section 9.

10. Effectiveness, Duration and Termination of Agreement.  This Agreement shall become effective upon the later of: (i) November 1, 2006; or (ii) the effective date of the registration of the Adviser as an investment adviser with the SEC (the “Effective Date”). This Agreement shall remain in effect for two years after such date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board, or by the vote of a “majority of the outstanding voting securities” of the Fund (as such term is defined in Section 2(a)(42) of the Investment Company Act); and (b) the vote of a majority of the Fund’s directors who are not parties to this Agreement and are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any party to this Agreement, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time without the payment of any penalty, upon 60 days’ written notice, by: (a) the Adviser, at any time, in the event (i) a majority of the current members of the Independent Board ceases to serve as directors of the Fund; or (ii) the Fund undergoes a change in “control” (as such term is defined by Section 2(a)(9) of the Investment Company Act) not caused by the Adviser; or (b) the Adviser, at any time, following the initial two year term of this Agreement; or (c) by the vote of the stockholders holding a “majority of the outstanding voting securities” of the Fund (as such term is defined by Section 2(a)(42) of the Investment Company Act); or (d) by the action of the Fund’s directors.

This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Under no circumstances shall this agreement be assigned or transferred without the consent of the Fund’s Board. Following the termination of this Agreement, the Fund shall not have any obligation or liability to the Adviser or to the principals, officers and/or employees of the Adviser other than the obligation to pay the Adviser any outstanding amounts owed under Section 3 calculated until and through the date of termination of the Agreement. Notwithstanding anything to the contrary, the provisions of Section 10 (Limitation of Liability of the Adviser; Indemnification) shall continue in full force and effect and apply to the Adviser and its representatives as and to the extent applicable.

11. The Fund’s Portfolio Manager.  The Adviser represents that it will enter into an agreement with Mr. Tokarz pursuant to which Mr. Tokarz will agree to serve as the portfolio manager primarily responsible for the day-to-day management of the Fund’s portfolio for the full twenty-four calendar months following the Effective Date (subject to the termination of the Agreement in accordance with the provisions of Section 10). In addition, the parties hereby acknowledge that Mr. Tokarz is the current Portfolio Manager of the Fund and the Adviser covenants that throughout the term of this Agreement it will not undertake any action that would cause Mr. Tokarz to cease to serve as the Fund’s primary Portfolio Manager, including, without limitation, transferring any controlling interest in the Adviser to another entity or person. Notwithstanding the foregoing, it is understood by the Fund that Mr. Tokarz is not required to devote his full business time and attention to his duties as the Fund’s Portfolio Manager or to the Adviser. In addition, the Fund and the Adviser hereby acknowledge that Mr. Tokarz has entered into an employment agreement with the Fund dated November 1, 2003, as extended on October 31, 2005 (the “Original Agreement”). Mr. Tokarz and the Fund have agreed that, upon the Effective Date, the Original Agreement shall immediately terminate and any outstanding obligations under that agreement shall be superseded by those under this Agreement.

12. Use of the Fund’s Name.  The Adviser acknowledges that the name of the Fund is the Fund’s property and, as such, the Adviser shall not, without the prior written consent of the Board, use, or cause to be used, the Fund’s name or any derivative thereof, including, but not limited to, the term “MVC.”

13. Amendments of this Agreement.  This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto, but the consent of the Fund must be obtained in conformity with the requirements of the Investment Company Act.

14. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

15. No Waiver.  The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

16. Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

17. Headings.  The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

18. Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

19. Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

20. Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings (including the Original Agreement), both written and oral, between the parties with respect to such subject matter.

21. Certain Matters of Construction.

(a) The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c) The word “including” shall mean including without limitation.

In witness whereof, the parties hereto have caused this Agreement to be duly executed on the date above written.

MVC Capital, Inc.

By:
Name: _ _
Title: _ _

The Tokarz Group Advisers LLC

By:
Name: _ _
Title: _ _

INSTRUCTIONS FOR SIGNING PROXY CARDS

The following general rules for signing Proxy Cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your Proxy Card properly.

1. Individual Accounts:  Sign your name exactly as it appears in the registration on the Proxy Card.

2. Joint Accounts:  Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the Proxy Card.

3. All Other Accounts:  The capacity of the individual signing the Proxy Card should be indicated unless it is reflected in the form of registration. For example:

Registration	Valid Signatures

CORPORATE ACCOUNTS
(1) ABC Corp.	ABC Corp.
(2) ABC Corp.	John Doe, Treasurer
(3) ABC Corp. c/o John Doe, Treasurer	John Doe
(4) ABC Profit Sharing Plan	John Doe, Treasurer
TRUST ACCOUNTS
(1) ABC Trust	Jane B. Doe, Trustee
(2) Jane B. Doe, Trustee u/t/d 12/28/78	Jane B. Doe
CUSTODIAL OR ESTATE ACCOUNTS
(1) John B. Smith, Cust. f/b/o John B. Smith Jr. UGMA	John B. Smith
(2) John B. Smith	John B. Smith, Jr., Executor

Proxy — MVC CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
SEPTEMBER 7, 2006
This proxy is solicited on behalf of the Board of Directors of MVC Capital, Inc. (the “Fund”) for use at the annual meeting of stockholders to be held at 12:00 p.m. (Eastern time), on September 7, 2006, at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 (the “Meeting”), and related to the proposals with respect to the Fund set forth in the Notice of Annual Meeting of Stockholders dated August 4, 2006.
The undersigned hereby appoints Michael Tokarz and Bruce Shewmaker and each of them proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote, as designated, on behalf of the undersigned at the Meeting and any adjournment thereof, all shares of the Fund which the undersigned is entitled to vote at the Meeting and any adjournment thereof.
Your vote is important. If this proxy is properly executed and received by the Fund prior to the Meeting, shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy will be voted “FOR” the proposals and grant discretionary authority to vote upon such other business as may properly come before the Meeting or any adjournment thereof. The undersigned hereby revokes and proxy previously given.
Please mark, sign, date and return promptly in the enclosed envelope if you are not voting by telephone or the internet.

SEE REVERSE SIDE	CONTINUED AND TO BE VOTED ON REVERSE SIDE	SEE REVERSE SIDE
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on September 6, 2006.
THANK YOU FOR VOTING.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS OF MVC CAPITAL, INC. (THE “FUND”) RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1 AND 2.
1. To elect five nominees to serve as members of the Board of Directors of the Fund:

	For	Withhold		For	Withhold

01 - Emilio Dominianni	☐	☐	04 - William Taylor	☐	☐

02 - Gerald Hellerman	☐	☐	05 - Michael Tokarz	☐	☐

03 - Robert Knapp	☐	☐

		For	Against	Abstain
2.	To approve an Investment Advisory and Management Agreement between the Fund and The Tokarz Group	☐	☐	☐
Advisors LLC as described in the proxy statement.

3.	In their discretion, the Proxies are authorized to vote
upon such other business as may properly come before
the Meeting or any adjournment thereof.
Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name(s) appears hereon. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, etc. should so indicate. If stockholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders and the proxy.
Signature 1 - Please keep signature within the box

Signature 2 - Please keep signature within the box

Date (mm/dd/yyyy)

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